Exhibit 99.1

Forest City Enterprises, Inc.

Supplemental Package

Three Months Ended April 30, 2012 and 2011

Forest City Enterprises, Inc. and Subsidiaries

Three Months Ended April 30, 2012 and 2011

Supplemental Package

NYSE: FCEA, FCEB

Index

Corporate Overview	2-4

Selected Financial Information
Forest City Enterprises, Inc.
Consolidated Balance Sheet Information	5-8
Consolidated Earnings Information	9-10
Net Asset Value Components	11-12

Supplemental Operating Information
Occupancy Data	13
Retail Sales Data	14
Leasing Summary	15
Comparable Net Operating Income (NOI)	16
Comparable NOI Detail	17
NOI By Product Type	18
NOI By Core Market	19
Reconciliation of NOI to Net Earnings	20
Results of Operations Discussion	21-23
FFO Bridge	24
EBDT Bridge	25
Funds From Operations	26-28
Schedules of Lease Expirations	29-30
Schedules of Significant Tenants	31-32
Development Pipeline	33-39

Supplemental Financial Information
Common Stock Data/Covenants	40
Projects under Construction and Development Debt and Nonrecourse Debt	41
Scheduled Maturities Table	42-43
Summary of EBDT	44-49

This Supplemental Package, together with other statements and information publicly disseminated by us, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements reflect management’s current views with respect to financial results related to future events and are based on assumptions and expectations that may not be realized and are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, financial or otherwise, may differ from the results discussed in the forward-looking statements. Risk factors discussed in Item 1A of our Form 10-K for the year ended January 31, 2012 and other factors that might cause differences, some of which could be material, include, but are not limited to, the impact of current lending and capital market conditions on our liquidity, ability to finance or refinance projects and repay our debt, the impact of the current economic environment on the ownership, development and management of our real estate portfolio, general real estate investment and development risks, vacancies in our properties, the strategic decision to reposition or divest portions of our land business, further downturns in the housing market, competition, illiquidity of real estate investments, bankruptcy or defaults of tenants, anchor store consolidations or closings, international activities, the impact of terrorist acts, risks associated with an investment in a professional sports team, our substantial debt leverage and the ability to obtain and service debt, the impact of restrictions imposed by our credit facility and senior debt, exposure to hedging agreements, the level and volatility of interest rates, the continued availability of tax-exempt government financing, the impact of credit rating downgrades, effects of uninsured or underinsured losses, effects of a downgrade or failure of our insurance carriers, environmental liabilities, conflicts of interest, risks associated with the sale of tax credits, risks associated with developing and managing properties in partnership with others, the ability to maintain effective internal controls, compliance with governmental regulations, increased legislative and regulatory scrutiny of the financial services industry, volatility in the market price of our publicly traded securities, inflation risks, litigation risks, cybersecurity risks and cyber incidents, as well as other risks listed from time to time in our reports filed with the Securities and Exchange Commission. We have no obligation to revise or update any forward-looking statements, other than imposed by law, as a result of future events or new information. Readers are cautioned not to place undue reliance on such forward-looking statements.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Corporate Overview

We principally engage in the ownership, development, management and acquisition of commercial and residential real estate and land throughout the United States. We operate through three strategic business units and five reportable segments. The Commercial Group, our largest strategic business unit, owns, develops, acquires and operates regional malls, specialty/urban retail centers, office and life science buildings, hotels and mixed-use projects. The Residential Group owns, develops, acquires and operates residential rental properties, including upscale and middle-market apartments and adaptive re-use developments. Additionally, the Residential Group develops for-sale condominium projects and also owns interests in entities that develop and manage military family housing. The Land Development Group acquires and sells both land and developed lots to residential, commercial and industrial customers. It also owns and develops land into master-planned communities and mixed-use projects. On January 31, 2012, our Board of Directors approved a strategic decision by senior management to reposition or divest significant portions of our Land Development Group and is actively reviewing alternatives to do so. Real Estate Groups are the combined Commercial, Residential and Land Development Groups. Corporate Activities and the Nets, a member of the National Basketball Association (“NBA”) in which we account for our investment on the equity method of accounting, are other reportable segments of the Company.

We have approximately $10.5 billion of assets in 28 states and the District of Columbia at April 30, 2012. Our core markets include Boston, Chicago, Dallas, Denver, Los Angeles, New York, Philadelphia, the Greater San Francisco metropolitan area and the Greater Washington D.C. metropolitan area. Our core markets account for approximately 78 percent of the cost of our real estate portfolio at April 30, 2012. We have offices in Albuquerque, Boston, Chicago, Dallas, Denver, London (England), Los Angeles, New York City, San Francisco, Washington, D.C. and our corporate headquarters in Cleveland, Ohio.

SUPPLEMENTAL FINANCIAL AND OPERATING INFORMATION

We recommend that this supplemental package be read in conjunction with our Form 10-Q for the three months ended April 30, 2012. This supplemental package contains certain measures prepared in accordance with generally accepted accounting principles (“GAAP”) under the full consolidation accounting method and certain measures prepared under the pro-rata consolidation method, a non-GAAP measure. Along with net earnings, we have historically reported an additional measure, Earnings Before Depreciation, Amortization and Deferred Taxes (“EBDT”), to report operating results. EBDT is a non-GAAP measure and may not be directly comparable to similarly-titled measures reported by other companies. Beginning in the three months ended April 30, 2012, we are also presenting Funds From Operations (“FFO”) for the first time, which is also a non-GAAP measure. The non-GAAP financial measures presented under the pro-rata consolidation method, comparable net operating income (“NOI”), EBDT and FFO, provide supplemental information about our operations. Although these measures are not presented in accordance with GAAP, we believe they are necessary to understand our business and operating results, along with net earnings and other GAAP measures. Our investors can use these non-GAAP measures as supplementary information to evaluate our business. Our non-GAAP measures are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Revision of Prior Period Financial Statements

Historically, we have recorded an allowance for projects under development (the “Allowance”) that have not been abandoned at each balance sheet date. During the three months ended January 31, 2012, we determined that the recording of the Allowance was not in accordance with ASC 970-360-40. The impact of this error (the “Allowance Revision”) was an understatement of operating expenses of $2,000,000 ($1,224,000 after tax) for the three months ended April 30, 2011. We assessed the materiality of this error on prior periods’ financial statements in accordance with ASC 250-10 (SEC’s Staff Accounting Bulletin No. 99, Materiality), and concluded that the error was not material to any prior annual or interim periods but would be material if the entire correction was recorded during the year ended January 31, 2012. Accordingly, the financial statements for the three months ended April 30, 2011 presented herein have been revised to correct for the error.

Consolidation Methods

We present certain financial amounts under the pro-rata consolidation method because we believe this information is useful to investors as this method reflects the manner in which we operate our business. In line with industry practice, we have made a large number of investments in which our economic ownership is less than 100% as a means of procuring opportunities and sharing risk. Under the pro-rata consolidation method, we generally present our investments proportionate to our economic share of ownership. Under GAAP, the full consolidation method is used to report partnership assets and liabilities consolidated at 100% if deemed to be under our control or if we are deemed to be the primary beneficiary of the variable interest entity (“VIE”), even if our ownership is not 100%. We provide reconciliations from the full consolidation method to the pro-rata consolidation method throughout our supplemental package. Please refer to our property listing for the detail of our consolidated and unconsolidated properties in our supplemental package for the year ended January 31, 2012.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

EBDT

We believe that EBDT, along with net earnings, provides additional information about our core operations. While property dispositions, acquisitions or other factors can affect net earnings in the short-term, we believe EBDT presents a more consistent view of the overall financial performance of our business from period-to-period. EBDT has been used by the chief operating decision maker and management to assess performance and resource allocations by strategic business unit and on a consolidated basis. EBDT is similar, but not identical, to FFO, a measure of performance used by publicly traded Real Estate Investment Trusts (“REITs”).

FFO

The majority of our peers in the publically traded real estate industry are REITs and report operations using FFO as defined by the National Association of Real Estate Investment Trusts (“NAREIT”). Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers. The major difference between us and our REIT peers is that we are a taxable entity and any taxable income we generate could result in payment of federal or state income taxes. Our REIT peers typically are not subject to federal or state income taxes, but must pay out a portion of their taxable income to shareholders. Due to our effective tax management policies, we have not historically been a significant payer of income taxes. This has allowed us to retain our internally generated cash flows but has also resulted in large expenses for deferred taxes as required by GAAP. The treatment of deferred taxes is the single biggest difference between EBDT and FFO. We intend to continue to report both EBDT and FFO during the fiscal year ending January 31, 2013. Effective February 1, 2013, we will only report FFO and remove deferred taxes and any other industry accepted exclusion to arrive at Adjusted FFO to be more comparable to our industry peers.

Supplemental Operating Information

The operating information contained in this document includes: occupancy data, retail sales data, leasing summaries, comparable NOI, NOI by product type and core market, reconciliation of NOI to net earnings, results of operations discussion, FFO and EBDT bridges, reconciliation of net earnings to FFO and EBDT, retail and office lease expirations, significant retail and office tenants, and our development pipeline. We believe this information will give interested parties a better understanding and more information about our operating performance. The term “comparable,” which is used throughout this document, is generally defined as including properties that were open and operated in both the three months ended April 30, 2012 and 2011.

We believe occupancy rates, retail and office lease expirations, base rent, significant retail and office tenant listings, mall sales per square foot, and leasing spreads represent meaningful operating statistics about us.

Comparable NOI is useful because it measures the performance of the same properties on a period-to-period basis and is used to assess operating performance and resource allocation of the operating properties within our strategic business units. While property dispositions, acquisitions or other factors can impact net earnings in the short term, we believe comparable NOI gives a more consistent view of the overall performance of our operating portfolio from quarter-to-quarter and year-to-year. A reconciliation of NOI to net earnings, the most comparable financial measure calculated in accordance with GAAP, a reconciliation of NOI to net earnings for each strategic business unit and a reconciliation from NOI to comparable NOI are included in this supplemental package.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial and Operating Information

Corporate Headquarters

Forest City Enterprises, Inc.

Terminal Tower

50 Public Square, Suite 1100

Cleveland, Ohio 44113

Annual Report on Form 10-K

A copy of the Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended January 31, 2012 can be found on our website under SEC Filings or may be obtained without charge upon written request to:

Jeffrey B. Linton

Senior Vice President, Corporate Communication

jefflinton@forestcity.net

Website

www.forestcity.net

The information contained on this website is not incorporated herein by reference and does not constitute a part of this supplemental package.

Investor Relations

Robert G. O’Brien

Executive Vice President and Chief Financial Officer

Transfer Agent and Registrar

Wells Fargo

Shareowner Services

P.O. Box 64854

St. Paul, MN 55164-9440

(800) 468-9716

www.shareowneronline.com

Stock Exchange Listing

NYSE: FCEA and FCEB

Dividend Reinvestment and Stock Purchase Plan

We offer our shareholders the opportunity to purchase additional shares of common stock through the Forest City Enterprises, Inc. Dividend Reinvestment and Stock Purchase Plan (the “Plan”) at 97% of current market value. You may obtain a copy of the Plan prospectus and an enrollment card by contacting Wells Fargo Shareowner Services at (800) 468-9716 or by visiting www.shareowneronline.com.

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – April 30, 2012 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,597,234	$34,795	$1,311,034	$2,873,473
Commercial
Retail centers	2,686,186	71,240	1,209,501	3,824,447
Office and other buildings	2,967,531	95,935	377,334	3,248,930
Corporate and other equipment	10,621	—	—	10,621

Total completed rental properties	7,261,572	201,970	2,897,869	9,957,471

Projects under construction
Residential	43,591	1,326	23,195	65,460
Commercial
Retail centers	559,811	224	3,940	563,527
Office and other buildings	698,639	428,699	658	270,598

Total projects under construction	1,302,041	430,249	27,793	899,585

Projects under development
Residential	820,262	177,683	18,355	660,934
Commercial
Retail centers	40,638	106	32	40,564
Office and other buildings	260,639	25,518	2,670	237,791

Total projects under development	1,121,539	203,307	21,057	939,289

Total projects under construction and development	2,423,580	633,556	48,850	1,838,874
Land held for development and sale	80,185	7,735	25,110	97,560

Total Real Estate	9,765,337	843,261	2,971,829	11,893,905
Less accumulated depreciation	(1,561,063)	(49,664)	(573,862)	(2,085,261)

Real Estate, net	8,204,274	793,597	2,397,967	9,808,644

Cash and equivalents	287,678	10,704	59,753	336,727
Restricted cash and escrowed funds	385,116	60,158	104,034	428,992
Notes and accounts receivable, net	375,974	20,357	31,299	386,916
Investments in and advances to unconsolidated entities	619,510	(136,395)	(522,218)	233,687
Lease and mortgage procurement costs, net	268,368	8,641	58,358	318,085
Prepaid expenses and other deferred costs, net	227,955	34,012	21,242	215,185
Intangible assets, net	104,247	3	10,959	115,203
Land held for divestiture	58,114	14,177	44,598	88,535

Total Assets	$10,531,236	$805,254	$2,205,992	$11,931,974

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – April 30, 2012 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,012,242	$25,820	$989,090	$1,975,512
Commercial
Retail centers	1,737,819	64,980	969,023	2,641,862
Office and other buildings	2,070,003	72,940	300,446	2,297,509

Total completed rental properties	4,820,064	163,740	2,258,559	6,914,883
Projects under construction
Residential	13,711	148	13,776	27,339
Commercial
Retail centers	300,229	—	—	300,229
Office and other buildings	287,057	180,317	—	106,740

Total projects under construction	600,997	180,465	13,776	434,308
Projects under development
Residential	234,869	55,854	—	179,015
Commercial
Retail centers	—	—	—	—
Office and other buildings	—	—	2,887	2,887

Total projects under development	234,869	55,854	2,887	181,902

Total projects under construction and development	835,866	236,319	16,663	616,210
Land held for development and sale	15,775	1,577	12,434	26,632

Total Mortgage debt and notes payable, nonrecourse	5,671,705	401,636	2,287,656	7,557,725
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,038,610	—	—	1,038,610

Construction payables	207,064	65,235	13,264	155,093
Operating accounts payable and accrued expenses	581,895	35,631	160,174	706,438
Accrued derivative liability	165,500	—	17,499	182,999
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465

Total Accounts payable, accrued expenses and other liabilities	1,068,924	100,866	190,937	1,158,995

Cash distributions and losses in excess of investments in unconsolidated entities	278,756	(27,173)	(284,792)	21,137
Deferred income taxes	448,520	—	—	448,520
Mortgage debt and notes payable, nonrecourse on land held for divestiture	18,171	1,721	12,191	28,641

Total Liabilities	8,524,686	477,050	2,205,992	10,253,628

Redeemable Noncontrolling Interest	230,438	230,438	—	—

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,606,664	—	—	1,606,664
Accumulated other comprehensive loss	(114,339)	—	—	(114,339)

Total Shareholders’ Equity	1,492,325	—	—	1,492,325
Noncontrolling interest	283,787	97,766	—	186,021

Total Equity	1,776,112	97,766	—	1,678,346

Total Liabilities and Equity	$10,531,236	$805,254	$2,205,992	$11,931,974

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Assets
Real Estate
Completed rental properties
Residential	$1,584,403	$27,003	$1,229,109	$2,786,509
Commercial
Retail centers	2,638,954	74,012	1,203,459	3,768,401
Office and other buildings	2,949,699	94,310	387,543	3,242,932
Corporate and other equipment	10,392	—	—	10,392

Total completed rental properties	7,183,448	195,325	2,820,111	9,808,234

Projects under construction
Residential	56,496	988	95,404	150,912
Commercial
Retail centers	595,011	309	7,945	602,647
Office and other buildings	606,304	370,626	2,302	237,980

Total projects under construction	1,257,811	371,923	105,651	991,539
Projects under development
Residential	776,817	170,423	17,693	624,087
Commercial
Retail centers	39,495	99	10,481	49,877
Office and other buildings	254,856	25,712	2,670	231,814

Total projects under development	1,071,168	196,234	30,844	905,778

Total projects under construction and development	2,328,979	568,157	136,495	1,897,317
Land held for development and sale	77,298	7,451	24,851	94,698

Total Real Estate	9,589,725	770,933	2,981,457	11,800,249
Less accumulated depreciation	(1,526,503)	(46,085)	(557,613)	(2,038,031)

Real Estate, net	8,063,222	724,848	2,423,844	9,762,218

Cash and equivalents	217,486	9,324	60,689	268,851
Restricted cash and escrowed funds	542,566	98,001	109,282	553,847
Notes and accounts receivable, net	406,244	19,542	36,684	423,386
Investments in and advances to unconsolidated entities	609,079	(160,470)	(542,772)	226,777
Lease and mortgage procurement costs, net	273,995	8,760	58,512	323,747
Prepaid expenses and other deferred costs, net	227,354	34,626	20,708	213,436
Intangible assets, net	107,192	3	11,076	118,265
Land held for divestiture	57,145	14,141	45,257	88,261

Total Assets	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Balance Sheet Information – January 31, 2012 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Consolidation
	(GAAP)	Interest	Pro-Rata	(Non-GAAP)
	(in thousands)
Liabilities and Equity
Liabilities
Mortgage debt and notes payable, nonrecourse
Completed rental properties
Residential	$1,008,576	$18,844	$949,015	$1,938,747
Commercial
Retail centers	1,735,148	67,371	971,035	2,638,812
Office and other buildings	2,064,588	73,056	301,910	2,293,442

Total completed rental properties	4,808,312	159,271	2,221,960	6,871,001

Projects under construction
Residential	6,596	—	56,737	63,333
Commercial
Retail centers	330,533	—	—	330,533
Office and other buildings	207,028	127,685	—	79,343

Total projects under construction	544,157	127,685	56,737	473,209
Projects under development
Residential	272,195	66,027	—	206,168
Commercial
Retail centers	—	—	—	—
Office and other buildings	—	—	2,887	2,887

Total projects under development	272,195	66,027	2,887	209,055

Total projects under construction and development	816,352	193,712	59,624	682,264
Land held for development and sale	15,775	1,578	12,655	26,852

Total Mortgage debt and notes payable, nonrecourse	5,640,439	354,561	2,294,239	7,580,117
Bank revolving credit facility	—	—	—	—
Senior and subordinated debt	1,038,529	—	—	1,038,529

Construction payables	202,395	61,564	18,564	159,395
Operating accounts payable and accrued expenses	621,582	27,798	161,323	755,107
Accrued derivative liability	174,020	—	19,033	193,053
Deferred profit on NY retail joint venture transaction	114,465	—	—	114,465

Total Accounts payable, accrued expenses and other liabilities	1,112,462	89,362	198,920	1,222,020

Cash distributions and losses in excess of investments in unconsolidated entities	279,708	(24,803)	(282,105)	22,406
Deferred income taxes	433,040	—	—	433,040
Mortgage debt and notes payable, nonrecourse on land held for divestiture	19,084	1,721	12,226	29,589

Total Liabilities	8,523,262	420,841	2,223,280	10,325,701

Redeemable Noncontrolling Interest	229,149	229,149	—	—

Equity
Shareholders’ Equity
Shareholders’ equity before accumulated other comprehensive loss	1,587,526	—	—	1,587,526
Accumulated other comprehensive loss	(120,460)	—	—	(120,460)

Total Shareholders’ Equity	1,467,066	—	—	1,467,066
Noncontrolling interest	284,806	98,785	—	186,021

Total Equity	1,751,872	98,785	—	1,653,087

Total Liabilities and Equity	$10,504,283	$748,775	$2,223,280	$11,978,788

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended April 30, 2012 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
	(in thousands)
Revenues from real estate operations	$296,652	$12,561	$101,564	$292	$385,947

Expenses
Operating expenses	166,851	9,057	45,184	141	203,119
Depreciation and amortization	52,833	957	19,161	—	71,037
Impairment of real estate	1,381	—	—	—	1,381

	221,065	10,014	64,345	141	275,537

Interest expense	(58,516)	(2,724)	(26,332)	(97)	(82,221)
Amortization of mortgage procurement costs	(2,869)	(83)	(837)	—	(3,623)
Loss on early extinguishment of debt	(719)	(188)	—	—	(531)

Interest and other income	10,679	466	210	—	10,423
Net gain on disposition of full or partial interests in rental properties	—	—	—	7,914	7,914

Earnings before income taxes	24,162	18	10,260	7,968	42,372

Income tax expense
Current	1,129	—	—	511	1,640
Deferred	8,444	—	—	3,019	11,463

	9,573	—	—	3,530	13,103

Equity in earnings (loss) of unconsolidated entities	3,773	30	(10,260)	—	(6,517)

Earnings from continuing operations	18,362	48	—	4,438	22,752

Discontinued operations, net of tax:
Operating earnings from rental properties	41	8	—	(33)	—
Gain on disposition of rental properties	5,370	965	—	(4,405)	—

	5,411	973	—	(4,438)	—

Net earnings	23,773	1,021	—	—	22,752

Noncontrolling Interests
Earnings from continuing operations attributable to noncontrolling interests	(48)	(48)	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(973)	(973)	—	—	—

	(1,021)	(1,021)	—	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$22,752	$—	$—	$—	$22,752

Preferred dividends	(3,850)	—	—	—	(3,850)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$18,902	$—	$—	$—	$18,902

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Consolidated Earnings Information – Three Months Ended April 30, 2011 (Unaudited)

			Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
	(in thousands)
Revenues from real estate operations	$304,180	$12,498	$82,714	$9,252	$383,648

Expenses
Operating expenses	160,689	7,400	37,684	6,679	197,652
Depreciation and amortization	55,853	1,638	13,690	1,626	69,531
Impairment of real estate	4,835	—	—	—	4,835

	221,377	9,038	51,374	8,305	272,018

Interest expense	(66,181)	(3,832)	(23,107)	(1,236)	(86,692)
Amortization of mortgage procurement costs	(2,882)	(130)	(618)	(262)	(3,632)
Loss on extinguishment of debt	(296)	(4)	—	—	(292)

Interest and other income	15,507	(140)	117	—	15,764
Net gain on disposition of full or partial interests in rental properties	9,561	—	12,567	10,038	32,166

Earnings (loss) before income taxes	38,512	(646)	20,299	9,487	68,944

Income tax expense
Current	17,633	—	—	578	18,211
Deferred	116	—	—	3,921	4,037

	17,749	—	—	4,499	22,248

Equity in earnings (loss) of unconsolidated entities	19,994	48	(20,299)	—	(353)

Earnings (loss) from continuing operations	40,757	(598)	—	4,988	46,343

Discontinued operations, net of tax:
Operating earnings from rental properties	997	1,335	—	338	—
Gain on disposition of rental properties	5,719	393	—	(5,326)	—

	6,716	1,728	—	(4,988)	—

Net earnings	47,473	1,130	—	—	46,343

Noncontrolling Interests
Loss from continuing operations attributable to noncontrolling interests	598	598	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(1,728)	(1,728)	—	—	—

	(1,130)	(1,130)	—	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$46,343	$—	$—	$—	$46,343

Preferred dividends	(3,850)	—	—	—	(3,850)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$42,493	$—	$—	$—	$42,493

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Net Asset Value Components – April 30, 2012

The “Net Asset Value Components” table below represents components of our business relevant to calculate Net Asset Value (“NAV”), a non-GAAP measure. There is no directly comparable GAAP financial measure to NAV. We consider NAV to be a useful supplemental measure which assists both management and investors to estimate the fair value of our Company. The calculation of the net asset value involves significant estimates and can be calculated using various methods. Each individual investor must determine the specific methodology, assumptions and estimates to use to arrive at an estimated NAV of the Company.

The components of NAV do not consider the potential changes in rental and fee income streams, or development platform. The components include non-GAAP financial measures, such as NOI and information related to our rental properties business prepared using the pro-rata consolidation method. Although these measures are not presented in accordance with GAAP, investors can use these non-GAAP measures as supplementary information to evaluate our business. The non-GAAP measures presented are not intended to be performance measures that should be regarded as alternatives to, or more meaningful than, our GAAP measures.

Net Asset Value Components - April 30, 2012
Completed Rental Properties (“CRP”)
(Dollars in millions at pro-rata)	Q1 2012 NOI (1)	Annualized NOI (2)	Net Stabilized Adjustments (3)	Annualized Stabilized NOI	Nonrecourse Debt (4)
		A	B	=A + B
Commercial Real Estate
Retail	$59.0	$236.0	$4.9	$240.9	$(2,641.9)
Office	62.8	251.2	0.5	251.7	(2,297.5)
Other	(6.3)	(25.2)	9.7	(15.5)
Total Commercial Real Estate	$115.5	$462.0	$15.1	$477.1	$(4,939.4)
Residential Real Estate
Apartments	$38.1	$152.4	$(2.8)	$149.6	$(1,975.5)
Subsidized Senior Housing (5)	4.4	17.6	—	17.6
Military Housing	7.3	29.2	(14.2)	15.0
Other	(3.3)	(13.2)	—	(13.2)
Total Residential Real Estate	$46.5	$186.0	$(17.0)	$169.0	$(1,975.5)
Total Rental Properties	$162.0	$648.0	$(1.9)	$646.1	$(6,914.9)
Development Pipeline Debt Adj. NET (6)					454.8
Adjusted Total Rental Properties	$162.0	$648.0	$(1.9)	$646.1	$(6,460.1)
Development Pipeline
				Book Value	Nonrecourse Debt
Westchester's Ridge Hill (Adjusted for amounts included in CRP) (6)				$346.2	$(193.7)
8 Spruce Street (Adjusted for amounts included in CRP) (6)				427.4	(261.1)

Total development pipeline adjustments				773.6	(454.8)
Projects under construction (4)				899.6	(434.3)

Adjusted projects under construction				$1,673.2	$(889.1)

Projects under development (4)				$939.3	$(181.9)
Land held for development and sale (4)				$97.6	$(26.6)
Other Tangible Assets

				Book Value (4)	Nonrecourse Debt (4)
Cash and equivalents				$336.7
Restricted cash and escrowed funds				$429.0
Notes and accounts receivable, net (7)				$386.9
Net investments and advances to unconsolidated entities				$212.6
Prepaid expenses and other deferred costs, net				$215.2
Land held for divestiture				$88.5	$(28.6)
Recourse Debt and Other Liabilities

				Book Value (4)
Bank revolving credit facility				$—
Senior and subordinated debt				$(1,038.6)
Less: convertible debt				$599.2
Construction payables				$(155.1)
Operating accounts payable and accrued expenses (8)				$(706.4)
Weighted Average Shares Outstanding—Diluted
Number of shares for the three months ended April 30, 2012 (In millions)				221.8

Forest City Enterprises, Inc. and Subsidiaries

Selected Financial Information

Net Asset Value Components – April 30, 2012 (continued)

(1)	Pro-rata Q1 2012 NOI is reconciled to NOI at full consolidation by Product Group for the three months ended April 30, 2012 in the Supplemental Operating Information section of this supplemental package. NOI generated from the casino land sale of $36.5 million has been excluded from total NOI used in the Net Asset Value Component schedule.

(2)	Pro-rata annualized NOI is calculated by taking the Q1 2012 NOI times a multiple of four.

(3)	The net stabilized adjustments column represents net adjustments required to arrive at a fully stabilized NOI for those properties currently in initial lease up periods, net of the removal of partial period NOI for recently sold properties. For those properties currently in initial lease up periods we have included stabilization adjustments as follows:

a)	Except for Westchester’s Ridge Hill and 8 Spruce Street, NOI for the properties in lease up are reflected at 5% of the pro-rata cost disclosed in our Development Pipeline disclosure (Current Year and Prior Two Year Openings). This assumption does not reflect Forest City’s anticipated NOI, but rather is used in order to establish a hypothetical basis for valuation of lease up properties. See note 6, which describes the treatment of Westchester’s Ridge Hill and 8 Spruce Street.

b)	At the conclusion of the initial development period at each of our military housing communities, we estimate the ongoing property management fees, net of operating expenses, to be $15.0 million.

The net stabilized adjustments are not comparable to any GAAP measure and therefore do not have a reconciliation to the nearest comparable GAAP measure.

(4)	Amounts are derived from the respective pro-rata balance sheet line item as of April 30, 2012 and are reconciled to their GAAP equivalents in the Selected Financial Information section of this supplemental package.

(5)	Represents limited-distribution subsidized senior housing properties.

(6)	Westchester’s Ridge Hill and 8 Spruce Street have their assets shown in the Development Pipeline section of the model. Westchester’s Ridge Hill, as of April 30, 2012, had $346.2 million of costs incurred at pro-rata consolidation and $193.7 million of mortgage debt at pro-rata consolidation which were transferred to CRP. 8 Spruce Street, as of April 30, 2012, had $427.4 million of costs incurred at pro-rata consolidation and $261.1 million of mortgage debt at pro-rata consolidation which were transferred to CRP. In order to account for the phased openings of Westchester’s Ridge Hill and 8 Spruce Street as NAV components we have made the following adjustments:

a)	All costs and associated debt for Westchester’s Ridge Hill and 8 Spruce Street for purposes exclusive to this disclosure are accounted for as a component of “Adjusted Projects Under Construction” in the Development Pipeline section of this schedule. Accordingly, all NOI, through the net stabilized adjustments column, and debt have been removed from the CRP section of the NAV schedule.

(7)	Includes $157.7 million of straight-line rent receivable (net of $15.9 million of allowance for doubtful accounts).

(8)	Includes $41.7 million of straight-line rent payable.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Occupancy Data - April 30, 2012 and 2011

Retail and office occupancy is based on square feet leased at the end of the fiscal quarter. Average Occupancy Year-to-Date for retail and office is calculated by dividing the sum of leased square feet at the beginning and end of the period by two. Residential occupancy represents total units occupied divided by total units available. Average Occupancy for residential is calculated by dividing gross potential rent less vacancy by gross potential rent.

We analyze our occupancy percentages by each of our major product lines as follows:

	Occupancy As of April 30, 2012	Average Occupancy Year-to-Date April 30, 2012	Occupancy As of April 30, 2011	Average Occupancy Year-to-Date April 30, 2011
Retail
Comparable	91.1%	91.0%	91.1%	91.1%
Total	89.0%	89.0%	91.1%	91.1%
Office
Comparable	91.5%	91.2%	91.0%	90.2%
Total	89.5%	89.3%	89.6%	88.7%
Residential (1)
Comparable	94.2%	94.9%	93.6%	94.6%
Total	93.5%	94.0%	92.6%	91.5%

The graph below provides comparable occupancy as reported in previous quarters. These amounts may differ from above because the properties that qualify as comparable change from period to period.

(1)	Excludes military and limited-distribution subsidized senior housing units.

(2)	Represents Comparable Occupancy for Retail and Office as of the applicable date and Comparable Average Occupancy Year-to-Date for Residential.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Retail Sales Data

The following graphs provide current and historical retail sales for small shop inline tenants at our regional malls. We believe this data allows investors to better understand the productivity of our tenants.

The graph below represents regional mall sales for tenants that are open and operating for the duration of each rolling 12-month period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

The graph below represents regional mall sales for all tenants that are open and operating for the duration of each comparable period presented. Those tenants that have begun and/or ceased operations in the periods shown are not included.

(1)	All sales data is derived from schedules provided by our tenants and is not subject to the same internal control and verification procedures that are applied to the other data supplied in the Company’s supplemental package. In addition, the data is presented on a one-month lag to be consistent with the calendar year end of our tenants.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Leasing Summary

Retail Centers

The following tables represent those new leases and gross leasable area (“GLA”) signed on the same space in which there was a former tenant and existing tenant renewals.

Regional Malls—Quarterly

Quarter	Number of Leases Signed	GLA Signed	Contractual Rent Per Square Foot (1)(2)	Prior Rent Per Square Foot (1)(2)	Cash Basis % Change over Prior Rent
2nd Quarter 2011	30	66,897	$79.63	$72.72	10%
3rd Quarter 2011	48	162,170	$49.53	$45.43	9%
4th Quarter 2011	59	149,030	$60.95	$55.35	10%
1st Quarter 2012	38	88,993	$58.67	$53.37	10%

Total—12 months	175	467,090	$59.24	$54.02	10%

Specialty Retail Centers—Quarterly (3)

	Number		Contractual		Cash Basis %
	of Leases	GLA	Rent Per	Prior Rent Per	Change over
Quarter	Signed	Signed	Square Foot (1)(2)	Square Foot (1)(2)	Prior Rent
2nd Quarter 2011	3	13,779	$20.79	$20.58	1%
3rd Quarter 2011	10	34,385	$62.29	$56.11	11%
4th Quarter 2011	9	83,671	$31.12	$27.86	12%
1st Quarter 2012	7	29,117	$41.95	$41.56	1%

Total—12 months	29	160,952	$38.85	$35.75	9%

Office Buildings

The following table represents all new leases compared to terms of all expired leases in our office portfolio over the past 12 months.

Quarterly

	Number	Number			Contractual	Expiring	Cash Basis %
	of Leases	of Leases	GLA	GLA	Rent Per	Rent Per	Change over
Quarter	Signed	Expired	Signed	Expired	Square Foot (2)	Square Foot (2)	Prior Rent
2nd Quarter 2011	19	19	127,285	110,492	$19.22	$18.37	5%
3rd Quarter 2011	33	27	178,838	178,598	$26.20	$29.22	(10%)
4th Quarter 2011	46	33	703,488	683,121	$30.13	$27.86	8%
1st Quarter 2012	38	28	340,382	239,112	$27.40	$28.01	(2%)

Total—12 months	136	107	1,349,993	1,211,323	$27.90	$27.23	2%

(1)	Retail contractual rent per square foot includes base rent and fixed additional charges for marketing/promotional charges and common area maintenance.
(2)	For all new leases, contractual rent per square foot is the new base rate as of rental commencement. For all expiring leases, contractual rent per square foot is the base rate at the time of expiration, plus any applicable escalations.
(3)	Prior periods have been recast to exclude leases at Quebec Square, a specialty retail center located in Denver, Colorado, which was sold Q1-12.

Apartment Communities

		Monthly Average Residential Rental Rates (2)			Average Residential Occupancy
	Leasable	Three Months Ended			Year-to-Date
	Units at	April 30,			April 30,
Comparable Apartment Communities (1)	Pro-Rata %	2012	2011	% Change	2012	2011	% Change
Core Markets	8,221	$1,529	$1,448	5.6%	95.7%	94.7%	1.0%
Non-Core Markets	9,081	$862	$829	4.0%	93.5%	94.4%	(0.9%)

Total Comparable Apartments	17,302	$1,179	$1,123	5.0%	94.9%	94.6%	0.3%

(1)	Includes apartment communities completely opened and operated in both periods presented. Excludes all military and limited-distribution subsidized senior housing units. These apartment communities include units leased at affordable apartment rates which provide a discount from average market rental rates. As of April 30, 2012, 21.9% of our core market leasable units and 1.7% of our non-core market leasable units were affordable housing.
(2)	Represents gross potential rent less concessions.

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Comparable NOI is defined as NOI from properties opened and operated in the three months ended April 30, 2012 and 2011. The schedules below present Pro-Rata Comparable NOI for the three months ended April 30, 2012.

Comparable Net Operating Income (% change over same period prior year)

Three Months Ended
April 30, 2012
Retail	3.0%
Office	3.2%
Residential	11.0%
Total	4.8%

The tables below provide the percentage change of Comparable NOI as reported in previous quarters. GAAP reconciliations for previous quarters can be found in prior supplemental packages.

Quarterly Historical Trends

	Three Months Ended
	April 30, 2012	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011
Retail	3.0%	4.7%	(1.5%)	1.6%	2.6%
Office	3.2%	0.5%	(7.6%)	3.1%	(2.5%)
Residential	11.0%	11.9%	12.0%	3.1%	4.8%
Total (1)	4.8%	4.6%	(1.4%)	2.6%	0.9%

Annual Historical Trends

	Years Ended
	January 31, 2012	January 31, 2011	January 31, 2010
Retail	2.6%	2.2%	(3.9%)
Office	(2.6%)	2.1%	5.4%
Residential	7.3%	4.3%	(3.9%)
Total (1)	1.4%	2.5%	(0.7%)

(1)	Prior periods have been recast to exclude hotels. The Company believes this change will improve disclosure by allowing investors to see the overall total comparable NOI results of strictly our core product types.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

	Net Operating Income (dollars in thousands)
	Three Months Ended April 30, 2012				Three Months Ended April 30, 2011				% Change
	Full	Less	Plus	Pro-Rata	Full	Less	Plus	Pro-Rata	Full	Pro-Rata
	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Noncontrolling	Discontinued	Consolidation	Consolidation	Consolidation
	(GAAP)	Interest	Operations	(Non-GAAP)	(GAAP)	Interest	Operations	(Non-GAAP)	(GAAP)	(Non-GAAP)
Commercial Group
Retail
Comparable	$58,865	$1,773	$—	$57,092	$57,337	$1,920	$—	$55,417	2.7%	3.0%

Total	60,917	2,076	148	58,989	66,791	2,840	549	64,500

Office Buildings
Comparable	60,865	2,251	—	58,614	58,873	2,057	—	56,816	3.4%	3.2%

Total	65,185	2,408	—	62,777	61,998	2,026	2,134	62,106

Hotels	1,096	—	—	1,096	956	—	(446)	510

Land Sales (1)	36,484	—	—	36,484	42,585	(782)	—	43,367

Other (2)	(9,371)	(2,011)	—	(7,360)	719	(54)	—	773

Total Commercial Group
Comparable	119,730	4,024	—	115,706	116,210	3,977	—	112,233	3.0%	3.1%

Total	154,311	2,473	148	151,986	173,049	4,030	2,237	171,256

Residential Group
Apartments
Comparable	35,690	634	—	35,056	32,085	496	—	31,589	11.2%	11.0%

Total	38,963	807	—	38,156	31,585	444	—	31,141

Subsidized Senior Housing	4,400	39	—	4,361	3,961	97	—	3,864

Military Housing	7,542	195	—	7,347	5,968	—	—	5,968

Land Sales	—	—	—	—	158	16	—	142

Other (2)	(3,187)	143	—	(3,330)	98	143	—	(45)

Total Residential Group
Comparable	35,690	634	—	35,056	32,085	496	—	31,589	11.2%	11.0%

Total	47,718	1,184	—	46,534	41,770	700	—	41,070

Total Rental Properties
Comparable	155,420	4,658	—	150,762	148,295	4,473	—	143,822	4.8%	4.8%

Total	202,029	3,657	148	198,520	214,819	4,730	2,237	212,326

Land Development Group	3,075	343	—	2,732	2,251	276	—	1,975

The Nets	(6,958)	—	—	(6,958)	(304)	—	—	(304)

Corporate Activities	(13,015)	—	—	(13,015)	(14,931)	—	—	(14,931)

Grand Total	$185,131	$4,000	$148	$181,279	$201,835	$5,006	$2,237	$199,066

(1)	Includes $36,484 and $42,622 of NOI generated from the casino land sale at full and pro-rata consolidation for the three months ended April 30, 2012 and 2011, respectively.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Product Type

Pro-Rata Consolidation (dollars in thousands)

(1)	Includes limited-distribution subsidized senior housing.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Net Operating Income by Core Market

Pro-Rata Consolidation (dollars in thousands)

(1)	Includes Richmond, Virginia.
(2)	Includes write-offs of abandoned development projects, non-capitalizable development costs, non-capitalizable marketing/promotional costs associated with Barclays Center and unallocated management and service company overhead, net of tax credit income.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Reconciliation of Net Operating Income (non-GAAP) to Net Earnings (GAAP) (in thousands)

	Three Months Ended April 30, 2012					Three Months Ended April 30, 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$296,652	$12,561	$101,564	$292	$385,947	$304,180	$12,498	$82,714	$9,252	$383,648
Exclude straight-line rent adjustment (1)	(5,624)	—	—	(3)	(5,627)	(3,099)	—	—	(336)	(3,435)

Adjusted revenues	291,028	12,561	101,564	289	380,320	301,081	12,498	82,714	8,916	380,213
Add interest and other income	10,679	466	210	—	10,423	15,507	(140)	117	—	15,764
Add equity in earnings (loss) of unconsolidated entities	3,773	30	(10,260)	—	(6,517)	19,994	48	(20,299)	—	(353)
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(12,567)	—	12,567	—	—
Exclude depreciation and amortization of unconsolidated entities	19,998	—	(19,998)	—	—	14,308	—	(14,308)	—	—
Exclude interest expense of unconsolidated entities	26,332	—	(26,332)	—	—	23,107	—	(23,107)	—	—

Adjusted total income	351,810	13,057	45,184	289	384,226	361,430	12,406	37,684	8,916	395,624
Operating expenses	166,851	9,057	45,184	141	203,119	160,689	7,400	37,684	6,679	197,652
Add back non-Real Estate depreciation and amortization (b)	620	—	—	—	620	702	—	—	—	702
Exclude straight-line rent adjustment (2)	(792)	—	—	—	(792)	(1,211)	—	—	—	(1,211)
Exclude preference payment	—	—	—	—	—	(585)	—	—	—	(585)

Adjusted operating expenses	166,679	9,057	45,184	141	202,947	159,595	7,400	37,684	6,679	196,558
Net operating income	185,131	4,000	—	148	181,279	201,835	5,006	—	2,237	199,066
Interest expense	(58,516)	(2,724)	(26,332)	(97)	(82,221)	(66,181)	(3,832)	(23,107)	(1,236)	(86,692)
Loss on early extinguishment of debt	(719)	(188)	—	—	(531)	(296)	(4)	—	—	(292)
Equity in (earnings) loss of unconsolidated entities	(3,773)	(30)	10,260	—	6,517	(19,994)	(48)	20,299	—	353
Gain on disposition of unconsolidated entities	—	—	—	—	—	12,567	—	—	—	12,567
Depreciation and amortization of unconsolidated entities	(19,998)	—	19,998	—	—	(14,308)	—	14,308	—	—
Interest expense of unconsolidated entities	(26,332)	—	26,332	—	—	(23,107)	—	23,107	—	—
Net gain on disposition of rental properties and partial interests in rental properties	—	—	—	7,914	7,914	9,561	—	—	10,038	19,599
Impairment of consolidated real estate	(1,381)	—	—	—	(1,381)	(4,835)	—	—	—	(4,835)
Depreciation and amortization—Real Estate Groups (a)	(52,213)	(957)	(19,161)	—	(70,417)	(55,151)	(1,638)	(13,690)	(1,626)	(68,829)
Amortization of mortgage procurement costs—Real Estate Groups (c)	(2,869)	(83)	(837)	—	(3,623)	(2,882)	(130)	(618)	(262)	(3,632)
Straight-line rent adjustment (1) + (2)	4,832	—	—	3	4,835	1,888	—	—	336	2,224
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)

Earnings (loss) before income taxes	24,162	18	10,260	7,968	42,372	38,512	(646)	20,299	9,487	68,944
Income tax expense	(9,573)	—	—	(3,530)	(13,103)	(17,749)	—	—	(4,499)	(22,248)
Equity in earnings (loss) of unconsolidated entities	3,773	30	(10,260)	—	(6,517)	19,994	48	(20,299)	—	(353)

Earnings (loss) from continuing operations	18,362	48	—	4,438	22,752	40,757	(598)	—	4,988	46,343
Discontinued operations, net of tax	5,411	973	—	(4,438)	—	6,716	1,728	—	(4,988)	—

Net earnings	23,773	1,021	—	—	22,752	47,473	1,130	—	—	46,343
Noncontrolling interests
(Earnings) loss from continuing operations attributable to noncontrolling interests	(48)	(48)	—	—	—	598	598	—	—	—
Earnings from discontinued operations attributable to noncontrolling interests	(973)	(973)	—	—	—	(1,728)	(1,728)	—	—	—

Noncontrolling interests	(1,021)	(1,021)	—	—	—	(1,130)	(1,130)	—	—	—

Net earnings attributable to Forest City Enterprises, Inc.	$22,752	$—	$—	$—	$22,752	$46,343	$—	$—	$—	$46,343

Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)

Net earnings attributable to Forest City Enterprises, Inc. common shareholders	$18,902	$—	$—	$—	$18,902	$42,493	$—	$—	$—	$42,493

(a) Depreciation and amortization—Real Estate Groups	$52,213	$957	$19,161	$—	$70,417	$55,151	$1,638	$13,690	$1,626	$68,829
(b) Depreciation and amortization—Non-Real Estate	620	—	—	—	620	702	—	—	—	702

Total depreciation and amortization	$52,833	$957	$19,161	$—	$71,037	$55,853	$1,638	$13,690	$1,626	$69,531

(c) Amortization of mortgage procurement costs—Real Estate Groups	$2,869	$83	$837	$—	$3,623	$2,882	$130	$618	$262	$3,632
(d) Amortization of mortgage procurement costs—Non-Real Estate	—	—	—	—	—	—	—	—	—	—

Total amortization of mortgage procurement costs	$2,869	$83	$837	$—	$3,623	$2,882	$130	$618	$262	$3,632

Results of Operations

Net Earnings Attributable to Forest City Enterprises, Inc.—Net earnings attributable to Forest City Enterprises, Inc. for the three months ended April 30, 2012 was $22,752,000 versus $46,343,000 for the three months ended April 30, 2011. Although we have substantial recurring revenue sources from our properties, we also enter into significant transactions, which create substantial variances in net earnings (loss) between periods. This variance to the prior year period is primarily attributable to the following decreases, which are net of noncontrolling interest:

•	$42,622,000 related to the 2011 sale of an approximate 6 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•

$12,567,000 related to the 2011 gains on disposition of our unconsolidated investments in Metropolitan Lofts and Twin Lake Towers, apartment communities in Los Angeles, California and Denver, Colorado, respectively;

•

$9,561,000 due to the 2011 gain on disposition of partial interests in 15 retail properties in the New York City metropolitan area, related to the formation of new joint venture agreements with an outside partner;

•	$6,654,000 related to a 2012 increase in allocated losses from our equity investment in The Nets;

•	$5,157,000 related to a decrease in income recognized on the sale of state and federal Historic Preservation Tax Credits and New Market Tax Credits in 2012 compared to 2011; and

•

$2,124,000 related to the 2011 gain on disposition of Charleston Marriott, a hotel in Charleston, West Virginia, offset by the 2012 gain on disposition of Quebec Square, a specialty retail center in Denver, Colorado.

These decreases were partially offset by the following increases, net of noncontrolling interest:

•	$36,484,000 related to the 2012 sale of an approximate 10 acre land parcel and air rights for development of a casino in downtown Cleveland, Ohio;

•

$3,678,000 related to the change in fair market value of certain derivatives between the comparable periods, which was marked to market through interest expense as a result of the derivatives not qualifying for hedge accounting;

•	$3,454,000 related to the 2012 decrease in impairment charges of consolidated entities; and

•

$9,145,000 due to decreased income tax expense attributable to both continuing and discontinued operations primarily related to the fluctuations in earnings before income taxes and pre-tax earnings, including gains in discontinued operations. These fluctuations are primarily related to the various transactions discussed herein.

Net Operating Income (NOI) from Real Estate Groups – NOI, a non-GAAP measure, is defined as revenues (excluding straight-line rent adjustments) less operating expenses (including depreciation and amortization and amortization of mortgage procurement costs for non-real estate groups) plus interest income plus equity in earnings (loss) of unconsolidated entities (excluding gain on disposition and impairment of unconsolidated entities) plus interest expense, gain (loss) on early extinguishment of debt, depreciation and amortization of unconsolidated entities. We believe NOI provides us, as well as our investors, additional information about our core business operations and, along with earnings, is necessary to understand our business and operating results.

Full Consolidation – Under the full consolidation method (GAAP), NOI from the combination of the Commercial Group and the Residential Group (“Rental Properties”) for the three months ended April 30, 2012 was $202,029,000 compared to $214,819,000 for the three months ended April 30, 2011, a 6.0% decrease.

Pro-Rata Consolidation – Management also analyzes property NOI using the pro-rata consolidation method because it provides operating data at our ownership share, and we publicly disclose and discuss our performance using this method of consolidation to complement our GAAP disclosures. Under the pro-rata consolidation method, NOI from Rental Properties for the three months ended April 30, 2012 was $198,520,000 compared to $212,326,000 for the three months ended April 30, 2011, a 6.5% decrease. The fluctuation in total NOI from Rental Properties has similar components to the change in FFO and EBDT for the period as described in the following discussion of FFO and EBDT.

Comparable NOI increased 4.8% for the three months ended April 30, 2012 compared to the prior year period. Retail, office and our residential portfolio comparable NOI increased 3.0%, 3.2% and 11.0%, respectively.

Capital Expenditures for our Operating Portfolio—Our diversified real estate portfolio requires certain capital expenditures, including tenant improvements, to maintain and improve its operating performance. During the three months ended April 30, 2012 we invested $22,716,000 at pro-rata consolidation ($18,902,000 at full consolidation) in capital expenditures for our operating portfolio as compared to $18,499,000 at pro-rata consolidation ($14,257,000 at full consolidation) during the three months ended April 30, 2011.

FFO—The majority of our peers in the publically traded real estate industry are REITs and report operations using FFO as defined by NAREIT. Although we are not a REIT, we feel it is important to publish this measure to allow for easier comparison of our performance to our peers.

FFO is defined by NAREIT as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) non-cash charges for real estate depreciation and amortization; iii) impairment of depreciable real estate (net of tax); iv) extraordinary items (net of tax); and v) cumulative or retrospective effect of change in accounting principle (net of tax).

FFO for the three months ended April 30, 2012 of $89,152,000 decreased by $8,424,000 or 8.6% compared to $97,576,000 for the three months ended April 30, 2011. The fluctuations in FFO by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax FFO decrease of $5,955,000. This is primarily related to decreased income recognized from state and federal Historic Preservation and New Market tax credits of $6,333,000, decreased FFO on the casino land sale in 2012 compared to 2011 of $6,138,000 and reduced FFO from properties sold of $5,643,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $6,940,000, decreased interest expense on our mature portfolio of $3,603,000, increased FFO from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $3,580,000 and increased FFO for the adjustments to recognize rental revenues and rental expenses using the straight-line method of $2,611,000;

•	Our Land Segment provided a pre-tax FFO increase of $1,419,000, primarily due to the 2011 impairment of Land Group projects of $1,400,000;

•	The Nets provided a pre-tax FFO decrease of $6,654,000 due to the increase in our allocated losses;

•	Corporate pre-tax FFO increased $2,240,000 primarily due to decreased professional fees associated with strategic planning and process improvement initiatives and other general corporate expenses; and

•	FFO was favorably impacted by a smaller tax expense of $526,000 compared to prior year.

EBDT—We use an additional measure, along with net earnings, to report our operating results. This non-GAAP measure, referred to as EBDT, is not a measure of operating results or cash flows from operations as defined by GAAP and may not be directly comparable to similarly-titled measures reported by other companies.

We believe that EBDT provides additional information about our core operations and, along with net earnings, is necessary to understand our operating results. EBDT is used by the chief operating decision maker and management in assessing operating performance and to consider capital requirements and allocation of resources by segment and on a consolidated basis. We believe EBDT is important to investors because it provides another method for the investor to measure our long-term operating performance as net earnings can vary from year to year due to property dispositions, acquisitions and other factors that have a short-term impact.

EBDT is defined as net earnings excluding the following items: i) gain (loss) on disposition of rental properties, divisions and other investments (net of tax); ii) the adjustment to recognize rental revenues and rental expense using the straight-line method; iii) non-cash charges for real estate depreciation, amortization, and amortization of mortgage procurement costs; iv) deferred income taxes; v) preferred payment which is classified as noncontrolling interest expense on our Consolidated Statement of Operations; vi) impairment of real estate (net of tax); vii) extraordinary items (net of tax); viii) cumulative or retrospective effect of change in accounting principle (net of tax), and ix) revisions of prior period financial statements.

We reconcile EBDT to net earnings (loss), the most comparable financial measure calculated in accordance with GAAP. The adjustment to recognize rental revenues and rental expenses on the straight-line method is excluded because it is management’s opinion that rental revenues and expenses should be recognized when due from the tenants or due to the landlord. We exclude depreciation and amortization expense related to real estate operations from EBDT because we believe the values of our properties, in general, have appreciated over time in excess of their original cost. Deferred income taxes, which are the result of timing differences of certain income and expense items which are to be realized in a future year for federal income tax purposes, are excluded until the year in which they are reflected in our current tax provision. The impairment of real estate is excluded from EBDT because it varies from year to year based on factors unrelated to our overall financial performance and is related to the ultimate gain on dispositions of operating properties.

EBDT for the three months ended April 30, 2012 of $102,432,000 decreased by $24,944,000 or 19.6% compared to $127,376,000 for the three months ended April 30, 2011. The fluctuations in EBDT by Segment are as follows:

•

Our Commercial and Residential Segments combined provided a pre-tax EBDT decrease of $11,125,000. This is primarily related to decreased income recognized from state and federal Historic Preservation and New Market tax credits of $6,333,000, decreased EBDT on the casino land sale in 2012 compared to 2011 of $6,138,000 and reduced EBDT from properties sold of $5,643,000. These decreases in the portfolio were partially offset by increased NOI on our mature portfolio of $6,940,000, decreased interest expense on our mature portfolio of $3,603,000 and increased EBDT from the change in fair market value of derivatives between the comparable periods which were marked to market through interest expense of $3,580,000;

•	Our Land Segment remained flat;

•	The Nets provided a pre-tax EBDT decrease of $6,654,000 due to the increase in our allocated losses;

•

Corporate pre-tax EBDT increased $2,240,000 primarily due to decreased professional fees associated with strategic planning and process improvement initiatives and other general corporate expenses; and

•	EBDT was unfavorably impacted by a smaller current tax benefit of $9,389,000 compared to prior year.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Funds From Operations (FFO)

The table below will illustrate the differences between FFO and our historical reporting of EBDT. The table will also reconcile these non-GAAP measures to net earnings, the most comparable GAAP measure.

	Three Months Ended April 30, 2012		Three Months Ended April 30, 2011
	FFO	EBDT	FFO	EBDT
	(in thousands)		(in thousands)
Net earnings attributable to Forest City Enterprises, Inc.	$22,752	$22,752	$46,343	$46,343
Depreciation and Amortization—Real Estate Groups	70,417	70,417	68,829	68,829
Impairment of depreciable rental properties	1,381	1,381	3,435	3,435
Gain on disposition of rental properties and partial interests in rental properties	(7,914)	(7,914)	(32,166)	(32,166)

Income tax expense (benefit) on non-operating earnings (loss)—current and deferred (1)
Gain on disposition of rental properties and partial interests in rental properties	3,052	3,052	12,467	12,467
Impairment of depreciable rental properties	(536)	(536)	(1,332)	(1,332)

Straight-line rent adjustments		(4,835)		(2,224)
Impairment of Land Group projects		—		1,400
Deferred taxes on impairment of Land Group projects (1)		—		(543)
Deferred income tax expense on operating earnings (1)		14,492		24,950
Amortization of mortgage procurement costs—Real Estate Groups		3,623		3,632
Preference payment		—		585
Allowance for projects under development revision		—		2,000
FFO/EBDT	$89,152	$102,432	$97,576	$127,376

EBDT/FFO Per Share Data - Quarterly Historical Trends
	Three Months Ended
	April 30,	January 31,	October 31,	July 31,	April 30,
	2012	2012 (2)	2011	2011	2011
Numerator (in thousands):
EBDT	$102,432	$58,825	$77,477	$70,706	$127,376
If-Converted Method (adjustments for interest, net of tax):
3.625% Puttable Senior Notes due 2014	1,110	1,110	1,110	1,110	1,110
5.00% Convertible Senior Notes due 2016	382	382	382	413	688
4.25% Convertible Senior Notes due 2018	2,277	2,277	2,277	329	—

Total If-Converted Method interest adjustments	3,769	3,769	3,769	1,852	1,798

EBDT for per share data	$106,201	$62,594	$81,246	$72,558	$129,174

FFO	$89,152	$(40,714)	$61,198	$60,129	$97,576
If-Converted Method (adjustments for interest, net of tax) (see above):	3,769	—	3,769	1,852	1,798

FFO for per share data	$92,921	$(40,714)	$64,967	$61,981	$99,374

Denominator
Weighted average shares outstanding—Basic	169,206,594	169,157,392	169,150,429	168,788,754	165,498,904
Effect of stock options and restricted stock	937,272	646,943	566,701	1,019,210	1,054,102
Effect of convertible preferred stock	14,550,257	14,550,257	14,550,257	14,550,257	14,550,257
Effect of convertible debt	33,499,503	33,499,503	33,499,503	19,912,982	20,225,204
Effect of convertible Class A Common Units	3,646,755	3,646,755	3,646,755	3,646,755	3,646,755

Weighted average shares outstanding - Diluted	221,840,381	221,500,850	221,413,645	207,917,958	204,975,222

EBDT Per Share	$0.48	$0.28	$0.37	$0.35	$0.63

FFO Per Share	$0.42	$(0.24)	$0.29	$0.30	$0.48

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FFO (continued)

(1)	The following table provides detail of Income Tax Expense (Benefit):

	Three Months Ended April 30,
	2012	2011
Current taxes
Operating earnings	$(3,736)	$(12,671)
Gain on disposition of rental properties and partial interests in rental properties	4,865	30,304

Subtotal	1,129	17,633

Discontinued operations
Operating earnings	(169)	(623)
Gain on disposition of rental properties and partial interests in rental properties	680	1,201

Subtotal	511	578

Total Current taxes	1,640	18,211

Deferred taxes
Operating earnings	14,302	24,540
Gain on disposition of rental properties and partial interests in rental properties	(5,322)	(22,549)
Impairment of depreciable rental properties	(536)	(1,332)
Impairment of Land Group projects	—	(543)

Subtotal	8,444	116

Discontinued operations
Operating earnings	190	410
Gain on disposition of rental properties and partial interests in rental properties	2,829	3,511

Subtotal	3,019	3,921

Total Deferred taxes	11,463	4,037

Grand Total	$13,103	$22,248

(2)	For the three months ended January 31, 2012, the effect of 52,343,458 shares of dilutive securities were not included in the computation of diluted FFO per share because their effect is anti-dilutive due to the negative FFO for the quarter. As a result, an adjustment to FFO is not required for interest expense of $3,769,000 related to these securities.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FFO (continued)

The table below is a quarterly historical trend analysis of FFO and EBDT for the year ended January 31, 2012:

	Three Months Ended April 30, 2011		Three Months Ended July 31, 2011		Three Months Ended October 31, 2011		Three Months Ended January 31, 2012
	FFO	EBDT	FFO	EBDT	FFO	EBDT	FFO	EBDT
	(in thousands)		(in thousands)		(in thousands)		(in thousands)
Net earnings (loss) attributable to Forest City Enterprises, Inc.	$46,343	$46,343	$9,358	$9,358	$(36,801)	$(36,801)	$(105,386)	$(105,386)
Depreciation and Amortization—Real Estate Groups	68,829	68,829	68,929	68,929	71,304	71,304	72,642	72,642
Impairment of depreciable rental properties	3,435	3,435	235	235	49,446	49,446	1,095	1,095
Gain on disposition of rental properties and partial interests in rental properties	(32,166)	(32,166)	(29,899)	(29,899)	(5,849)	(5,849)	(14,114)	(14,114)

Income tax expense (benefit) on non-operating earnings (loss) - current and deferred:
Gain on disposition of rental properties and partial interests in rental properties	12,467	12,467	11,597	11,597	2,275	2,275	5,473	5,473
Impairment of depreciable rental properties	(1,332)	(1,332)	(91)	(91)	(19,177)	(19,177)	(424)	(424)

Straight-line rent adjustments		(2,224)		2,497		(3,268)		(4,213)
Impairment of Land Group projects		1,400		—		2,550		153,363
Deferred taxes on impairment of Land Group projects		(543)		—		(989)		(59,479)
Deferred income tax expense on operating earnings		24,950		6,079		15,349		5,321
Amortization of mortgage procurement costs—Real Estate Groups		3,632		3,415		4,052		3,571
Preference payment		585		586		585		(24)
Allowance for projects under development revision		2,000		(2,000)		(2,000)		1,000
FFO/EBDT	$97,576	$127,376	$60,129	$70,706	$61,198	$77,477	$(40,714)	$58,825

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Retail Lease Expirations as of April 30, 2012

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)
2012	212	634,085	5.08%	$12,995,333	5.17%	$26.27
2013	350	1,223,594	9.80	26,708,040	10.63	27.30
2014	295	1,077,675	8.63	21,067,186	8.38	27.67
2015	218	866,319	6.93	19,331,135	7.69	29.84
2016	265	1,404,114	11.24	31,550,161	12.55	36.38
2017	171	1,219,049	9.76	24,184,163	9.62	26.93
2018	159	745,680	5.97	19,033,415	7.57	28.90
2019	118	1,024,355	8.20	19,833,619	7.89	25.06
2020	102	810,027	6.48	16,613,119	6.61	30.55
2021	138	1,221,501	9.78	26,076,567	10.38	31.11
2022	23	391,767	3.14	4,641,654	1.85	18.10
Thereafter	66	1,872,180	14.99	29,317,826	11.66	21.52

Total	2,117	12,490,346	100.00%	$251,352,218	100.00%	$27.78

(1)	GLA = Gross Leasable Area.
(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).
(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Office Lease Expirations as of April 30, 2012

						AVERAGE
						BASE
	NUMBER OF	SQUARE FEET	PERCENTAGE	NET	PERCENTAGE	RENT PER
EXPIRATION	EXPIRING	OF EXPIRING	OF TOTAL	BASE RENT	OF TOTAL	SQUARE FEET
YEAR	LEASES	LEASES (3)	LEASED GLA (1)	EXPIRING (2)	BASE RENT	EXPIRING (3)
2012	82	629,105	5.54%	$18,223,579	6.02%	$35.37
2013	99	1,203,425	10.61	25,976,786	8.58	22.77
2014	80	862,748	7.60	17,803,428	5.88	33.02
2015	53	507,152	4.47	9,539,205	3.15	21.98
2016	65	1,003,898	8.85	23,101,556	7.63	29.77
2017	33	479,231	4.22	11,421,651	3.78	25.61
2018	28	1,256,726	11.08	34,721,382	11.47	32.07
2019	25	896,768	7.90	16,036,802	5.30	25.13
2020	15	1,048,425	9.24	27,922,087	9.23	33.07
2021	14	810,711	7.15	12,976,306	4.29	23.03
2022	7	150,372	1.33	7,144,146	2.36	48.07
Thereafter	29	2,497,631	22.01	97,764,456	32.31	40.98

Total	530	11,346,192	100.00%	$302,631,384	100.00%	$31.48

(1)	GLA = Gross Leasable Area.
(2)	Net base rent expiring is an operating statistic and is not comparable to rental revenue, a GAAP financial measure. The primary differences arise because net base rent is determined using the tenant’s contractual rental agreements at our ownership share of the base rental income from expiring leases as determined within the rent agreement and it does not include adjustments such as the impact of straight-line rent, amortization of intangible assets related to in-place leases, above and below market leases, and contingent rental payments (which are not reasonably estimable).
(3)	Square feet of expiring leases and average base rent per square feet are operating statistics that represent 100% of the square footage and base rental income per square foot from expiring leases.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Retail Tenants as of April 30, 2012

(Based on net base rent 1% or greater of the Company’s ownership share)

	NUMBER	LEASED	PERCENTAGE OF
	OF	SQUARE	TOTAL RETAIL
TENANT	LEASES	FEET	SQUARE FEET
Bass Pro Shops, Inc.	3	510,855	4.09%
Regal Entertainment Group	5	381,461	3.05
AMC Entertainment, Inc.	5	377,797	3.03
TJX Companies	11	347,457	2.78
The Gap	27	344,944	2.76
Dick’s Sporting Goods	6	326,866	2.62
Best Buy (1)	7	208,977	1.67
The Limited	32	196,846	1.58
Abercrombie & Fitch Stores, Inc.	26	188,604	1.51
H&M Hennes & Mauritz AB	8	141,520	1.13
Footlocker, Inc.	35	136,789	1.10
Forever 21, Inc.	8	112,661	0.90
American Eagle Outfitters, Inc.	15	85,972	0.69

Subtotal	188	3,360,749	26.91

All Others	1,929	9,129,597	73.09

Total	2,117	12,490,346	100.00%

(1)	Includes a lease for 54,927 square feet at East River Plaza, with an expiration date of January 31, 2031. In April 2012, Best Buy Co., Inc. publicly announced their intention to vacate this space.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Schedule of Significant Office Tenants as of April 30, 2012

(Based on net base rent 2% or greater of the Company's ownership share)

	LEASED	PERCENTAGE OF
	SQUARE	TOTAL OFFICE
TENANT	FEET	SQUARE FEET
City of New York	1,046,101	9.22%
Millennium Pharmaceuticals, Inc.	698,066	6.15
U.S. Government	533,112	4.70
WellPoint, Inc.	392,514	3.46
JP Morgan Chase & Co.	383,341	3.38
Morgan Stanley & Co.	377,304	3.33
Bank of New York	323,043	2.85
National Grid	254,034	2.24
Clearbridge Advisors, LLC, a Legg Mason Company	193,249	1.70
Covington & Burling, LLP	160,565	1.41
Seyfarth Shaw, LLP	96,909	0.85

Subtotal	4,458,238	39.29

All Others	6,887,954	60.71

Total	11,346,192	100.00%

(THIS PAGE INTENTIONALLY LEFT BLANK)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Openings

as of April 30, 2012

								Cost at FCE
					Pro-Rata	Cost at Full	Total Cost	Pro-Rata Share	Sq. ft./	Gross
			Date	FCE Legal	FCE % (a)	Consolidation	at 100%	(Non-GAAP) (c)	No. of	Leasable		Lease
Property	Location	Dev (D)	Opened	Ownership % (a)	(1)	(GAAP) (b)	(2)	(1) X (2)	Units	Area		Commitment %
2012						(in millions)
Residential: (f)
The Aster Town Center (d)	Denver, CO	D	Q1-12/Q2-12	90.0%	90.0%	$10.9	$10.9	$9.8	85			42%

Fee Development Project
Las Vegas City Hall	Las Vegas, NV	D	Q1-12	— (e)	— (e)	$0.0	$146.2	$0.0	270,000

Prior Two Years Openings as of April 30, 2012
Retail Centers: (f)
Westchester’s Ridge Hill (i)	Yonkers, NY	D	Q2-11/12	70.0%	100.0%	$868.2	$868.2	$868.2	1,336,000	1,336,000	(h)	60%/68%
Village at Gulfstream Park (g) (k)	Hallandale Beach, FL	D	Q1-10	50.0%	50.0%	0.0	140.2	70.1	511,000	511,000		78%
East River Plaza (g)	Manhattan, NY	D	Q4-09/Q2-10	35.0%	50.0%	0.0	390.6	195.3	527,000	527,000		94%

						$868.2	$1,399.0	$1,133.6	2,374,000	2,374,000

Office:
Waterfront Station
- East 4th & West 4th Bldgs (Sold Q2-11) (l)	Washington, D.C.	D	Q1-10	45.0%	45.0%	$245.9	$245.9	$110.7	631,000			99%

Residential: (f)
8 Spruce Street (g) (j)	Manhattan, NY	D	Q1-11/12	35.7%	51.0%	$0.0	$875.7	$446.6	899			79%
Foundry Lofts	Washington, D.C.	D	Q4-11	100.0%	100.0%	57.5	57.5	57.5	170			97%
Presidio Landmark	San Francisco, CA	D	Q3-10	100.0%	100.0%	96.6	96.6	96.6	161			98%

						$154.1	$1,029.8	$600.7	1,230

Total Prior Two Years Openings (m)						$1,268.2	$2,674.7	$1,845.0

Recap of Total Prior Two Years Openings
Total 2011						$925.7	$1,801.4	$1,372.3
Total 2010						342.5	873.3	472.7

Total Prior Two Years Openings (m)						$1,268.2	$2,674.7	$1,845.0

See footnotes on the following pages.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Construction

as of April 30, 2012

Property	Location	Anticipated Opening	FCE Legal Ownership % (a)	Pro-Rata FCE % (a) (1)	Cost at Full Consolidation (GAAP) (b)	Total Cost at 100% (2)	Cost at FCE Pro-Rata Share (Non-GAAP) (c) (1) X (2)	Sq. ft./ No. of Units	Gross Leasable Area		Lease Commitment %
					(in millions)
Retail Centers: (f)
The Yards—Boilermaker Shops	Washington, D.C.	Q3-12	100.0%	100.0%	$19.6	$19.6	$19.6	40,000	40,000		74%

Office:
Johns Hopkins Parking Garage	Baltimore, MD	Q3-12	85.0%	100.0%	$29.9	$29.9	$29.9	492,000

Residential:
Botanica Eastbridge	Denver, CO	Q2-12	90.0%	90.0%	$15.4	$15.4	$13.9	118
Continental Building	Dallas, TX	Q1-13	100.0%	100.0%	54.6	54.6	54.6	203

					$70.0	$70.0	$68.5	321

Arena:
Barclays Center	Brooklyn, NY	Q3-12	34.0%	34.0%	$934.3	$934.3	$317.7	670,000	18,000 seats	(n)	70	% (o)

Total Under Construction (p)					$1,053.8	$1,053.8	$435.7

Fee Development Projects
Dept. of Health & Mental Hygiene (DHMH)	Baltimore, MD	Q2-14	— (e)	— (e)	$0.0	$135.0	$0.0	234,000

FOOTNOTES

(a)	As is customary within the real estate industry, the Company invests in certain real estate projects through joint ventures. For some of these projects, the Company provides funding at percentages that differ from the Company's legal ownership.
(b)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity ("VIE").
(c)	Cost at pro-rata share represents Forest City's share of cost, based on the Company's pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(d)	The difference between the full consolidation cost amount (GAAP) of $10.9 million to the Company's pro-rata share (a non-GAAP measure) of $9.8 million consists of a reduction to full consolidation for non-controlling interest of $1.1 million.
(e)	These are fee development projects. Therefore, these costs are not included on the full consolidation or pro-rata balance sheet.
(f)	Updated lease commitments as of May 21, 2012.
(g)	Reported under the equity method of accounting. This method represents a GAAP measure for investments in which the Company is not deemed to have control or to be the primary beneficiary of our investments in a VIE.
(h)	Includes 156,000 square feet of office space.
(i)	Phased-in opening. Costs are representative of the total project cost, including 597,000 square feet opened as of May 21, 2012. As of April 30, 2012, $346.2 million of costs incurred at pro-rata consolidation and $193.7 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of April 30, 2012, projects under construction include $525.8 million of costs incurred at pro-rata consolidation and $294.1 million of mortgage debt at pro-rata consolidation. Approximately 800,000 square feet of leases have been signed, representing 60% of the total 1,336,000 square feet after construction is complete. The leased percentage excluding Parcel L is 68%. Parcel L is a self contained pad site at the southern end of the center. Parcel L has been assumed to be leased in the future predominantly to a single retail tenant in its own phase. Given Parcel L’s location on the end of the site, the lease commitment percentage has been presented both with and without the anticipated square footage for Parcel L in the denominator of Gross Leasable Area.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

FOOTNOTES (continued)

(j)	Phased-in opening. Costs are representative of the total project cost, including 871 units opened as of May 21, 2012. As of April 30, 2012, $427.4 million of costs incurred at pro-rata consolidation and $261.1 million of mortgage debt at pro-rata consolidation were transferred to completed rental properties. As of April 30, 2012, projects under construction include $22.5 million of costs incurred at pro-rata consolidation and $13.8 million of mortgage debt at pro-rata consolidation. As of May 21, 2012, 707 leases have been signed, representing 79% of the total 899 units after construction is complete.
(k)	Costs were reduced by the impairment charge of $35.0 million recorded during the three months ended January 31, 2011 and the additional impairment charge of $34.6 million recorded during the three months ended October 31, 2011.
(l)	Property was sold on May 10, 2011 and was 99% leased at time of sale.
(m)	The difference between the full consolidation cost amount (GAAP) of $1,268.2 million to the Company's pro-rata share (a non-GAAP measure) of $1,845.0 million consists of a reduction to full consolidation for noncontrolling interest of $135.2 million of cost and the addition of its share of cost for unconsolidated investments of $712.0 million.
(n)	The Nets, a member of the NBA, has a 37 year license agreement to use the arena.
(o)	Represents the percentage of forecasted contractually obligated arena income that is under contract. Contractually obligated income, which include revenue from naming rights, sponsorships, suite licenses, Nets minimum rent and food concession agreements, accounts for 72% of total forecasted revenues for the arena.
(p)	The difference between the full consolidation cost amount (GAAP) of $1,053.8 million to the Company's pro-rata share (a non-GAAP measure) of $435.7 million consists of a reduction to full consolidation for noncontrolling interest of $618.1 million of cost.

Equity Requirements for Projects Under Construction (a)

as of April 30, 2012

	100%	Less Unconsolidated Investments at 100%	Full Consolidation (GAAP) (b)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP) (c)
	(dollars in millions)
Total Cost Under Construction	$1,053.8	$—	$1,053.8	$618.1	$—	$435.7
Total Loan Draws and Other Sources at Completion (d)	638.5	—	638.5	389.8	—	248.7

Net Equity at Completion	415.3	—	415.3	228.3	—	187.0

Net Costs Incurred to Date	762.3	—	762.3	450.7	—	311.6
Loan Draws and Other Sources to Date	380.9	—	380.9	228.4	—	152.5

Net Equity to Date	381.4	—	381.4	222.3	—	159.1

% of Total Equity	92%		92%			85%

Remaining Costs	291.5	—	291.5	167.4	—	124.1
Remaining Loan Draws and Other Sources	257.6	—	257.6	161.4	—	96.2

Remaining Equity	$33.9	$—	$33.9	$6.0	$—	$27.9

% of Total Equity	8%		8%			15%

(a)	This schedule includes only the five projects under construction listed on the previous page. This does not include costs associated with phased-in units, operating property renovations and military housing.
(b)	Amounts are presented on the full consolidation method of accounting, a GAAP measure. Under full consolidation, costs are reported as consolidated at 100 percent if we are deemed to have control or to be the primary beneficiary of our investments in the variable interest entity (“VIE”).
(c)	Cost at pro-rata share represents Forest City's share of cost, based on the Company’s pro-rata ownership of each property (a non-GAAP measure). Under the pro-rata consolidation method of accounting the Company determines its pro-rata share by multiplying its pro-rata ownership by the total cost of the applicable property.
(d)	“Other Sources” includes estimates of third party subsidies and tax credit proceeds. The timing and the amounts may differ from our estimates.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Projects Under Development

as of April 30, 2012

Below is a summary of our active large scale development projects, which have yet to commence construction, often referred to as our “shadow pipeline” which are crucial to our long-term growth. While we cannot make any assurances on the timing or delivery of these projects, our track record speaks to our ability to bring large, complex projects to fruition when there is demand and available construction financing. The projects listed below represent pro-rata costs of $801.8 million ($1,005.0 million at full consolidation) of Projects Under Development (“PUD”) on our balance sheet and pro-rata mortgage debt of $166.2 million ($222.0 million at full consolidation).

1) Atlantic Yards—Brooklyn, NY

Atlantic Yards is adjacent to the state-of-the-art arena, Barclays Center, which was designed by the award-winning firms Ellerbe Becket and SHoP Architects and is currently under construction. Atlantic Yards is expected to feature more than 6,400 units of housing, including over 2,200 affordable units, approximately 250,000 square feet of retail space, and more than 8 acres of landscaped open space.

2) LiveWork Las Vegas—Las Vegas, NV

LiveWork Las Vegas is a mixed-use project on a 13.5 acre parcel in downtown Las Vegas. At full build-out, the project will have the new 260,000 square-foot City Hall and is also expected to include up to 1 million square feet of office space and approximately 300,000 square feet of retail. The City Hall is owned by the city of Las Vegas, which held its dedication ceremony on March 5, 2012.

3) The Yards—Washington, D.C.

The Yards is a 42 acre mixed-use project, located in the neighborhood of the Washington Nationals baseball park in the Capitol Riverfront District. The full project is expected to include up to 2,700 residential units, 1.8 million square feet of office space, and 300,000 square feet of retail and dining space. The Yards features a 5.5 acre publicly funded public park that is a gathering place and recreational focus for the community. The first residential building, Foundry Lofts, opened in November 2011 and includes a Potbelly Sandwich restaurant which opened Q1-12. Kruba Thai & Sushi restaurant is expected to open Q2-12.

4) Colorado Science + Technology Park at Fitzsimons—Aurora, CO

The 184 acre Colorado Science + Technology Park at Fitzsimons is becoming a hub for the biotechnology industry in the Rocky Mountain region. Anchored by the University of Colorado at Denver Health Science Center, the University of Colorado Hospital and The Denver Children’s Hospital, the park will offer cost-effective lease rates, build-to-suit office and research sites, and flexible lab and office layouts in a cutting-edge research park. The park is also adjacent to Forest City’s 4,700 acre Stapleton mixed-used development.

5) The Science + Technology Park at Johns Hopkins—Baltimore, MD

The 31 acre Science + Technology Park at Johns Hopkins is a new center for collaborative research directly adjacent to the world-renowned Johns Hopkins medical and research complex. Initial plans call for 1.1 million square feet in five buildings, with future phases that could support additional expansion. In 2008, the Company opened the first of those buildings, 855 North Wolfe Street, a 279,000 square-foot office building anchored by the Johns Hopkins School of Medicine’s Institute for Basic Biomedical Sciences. Construction of a 492,000 square-foot parking garage at 901 N. Washington Street is currently underway and will provide approximately 1,450 parking spaces for Johns Hopkins and the active buildings at the Science + Technology Park when it is completed in Q3-12. Construction of a second commercial building totaling 234,000 square-feet commenced in January 2012. The new building is being developed on a fee basis and will be fully leased to the Department of Health & Mental Hygiene (DHMH) when it is expected to open in Q2-14.

6) Waterfront Station—Washington, D.C.

Located in Southwest Washington, D.C., Waterfront Station is adjacent to the Waterfront/Southeastern University MetroRail station. Waterfront Station is expected to include 660,000 square feet of office space, an estimated 400 residential units and 40,000 square feet of stores and restaurants.

7) 300 Massachusetts Avenue—Cambridge, MA

Located in the science and technology hub of Cambridge, MA, the 300 Massachusetts Avenue block represents an expansion of University Park @ MIT. In a 50/50 partnership with MIT, Forest City is presently focused on a project that reflects a development program of approximately 260,000 square feet of lab and office space. Potential redevelopment of the entire block is possible with the acquisition of adjacent parcels in future phases, and would result in an approximately 400,000 square foot project.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Military Housing

as of April 30, 2012

Below is a summary of our Military Housing development projects. The Company provides development, construction and management services for these projects and receives agreed upon fees for these services. The following phases still have a percentage of units opened and under construction:

Property	Location	Anticipated Opening	FCE Pro-Rata %	Cost at Full Consolidation	Total Cost at 100%	No. of Units
				(in millions)
Military Housing—Under Construction
Hawaii Phase IV	Kaneohe, HI	2007-2014	*	$0.0	$476.6	1,141
Air Force—Southern Group:
Keesler Air Force Base	Biloxi, MS	2011-2012	0.0%	0.0	5.0	1,188
Joint Base Charleston	Charleston, SC	2011-2013	0.0%	0.0	72.0	345
Arnold Air Force Base	Tullahoma, TN	2011-2013	0.0%	0.0	10.1	22
Shaw Air Force Base	Sumter, SC	2011-2015	0.0%	0.0	156.5	630

Subtotal Air Force—Southern Group				$0.0	$243.6	2,185

Total Under Construction				$0.0	$720.2	3,326

*	The Company's share of residual cash flow ranges from 0-20% during the life cycle of the project.

Summary of Military Housing Net Operating Income (14,104 end-state units)

Development fees related to our military housing projects are earned based on a contractual percentage of the actual development costs incurred. We also recognize additional development incentive fees upon successful completion of certain criteria, such as incentives to realize development cost savings, encourage small and local business participation, comply with specified safety standards and other project management incentives as specified in the development agreements. NOI from development and development incentive fees was $2,362,000 for the three months ended April 30, 2012 and $1,137,000 for the three months ended April 30, 2011.

Construction management fees are earned based on a contractual percentage of the actual construction costs incurred. We also recognize certain construction incentive fees based upon successful completion of certain criteria as set forth in the construction contracts. NOI from construction and incentive fees was $433,000 for the three months ended April 30, 2012 and $1,180,000 for the three months ended April 30, 2011.

Property management and asset management fees are earned based on a contractual percentage of the annual net rental income and annual operating income, respectively, that is generated by the military housing privatization projects as defined in the agreements. We also recognize certain property management incentive fees based upon successful completion of certain criteria as set forth in the property management agreements. Property management, management incentive and asset management fees generated NOI of $3,547,000 for the three months ended April 30, 2012 and $3,229,000 for the three months ended April 30, 2011.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Development and Sale

as of April 30, 2012

The Land Development Group acquires and sells raw land and fully-entitled developed lots to residential, commercial, and industrial customers. The Land Development Group also owns and develops raw land into master-planned communities, mixed-use projects and other residential developments. Below is a summary of our Land Development Group projects.

Location	Gross Acres (1)	Saleable Acres (2)	Option Acres (3)
Stapleton—Denver, CO	334	195	1,173
Central Station—Chicago, IL	30	30	—

Total	364	225	1,173

(1)	Represent all acres currently owned including those used for roadways, open spaces and parks.
(2)	Saleable acres represent the total of all acres owned and available for sales. The Land Development Group may choose to further develop some of the acres into completed sublots prior to sale.
(3)	Option acres are those acres that the Land Development Group has a formal option to acquire. Typically these options are in the form of purchase agreements with contingencies for the satisfaction of due diligence reviews.

Stapleton—Denver, CO

Stapleton represents one of the nation’s largest urban redevelopments. At full build-out of 4,700 acres or 7.5 square miles, Stapleton is planned for more than 12,000 homes and apartments, a projected 3 million square-feet of retail and 10 million square-feet of office/research and development/industrial space. Centrally located 10 minutes east of Downtown Denver and 20 minutes from Denver International Airport, Stapleton is expected to be home to 30,000 residents and 35,000 workers when complete.

Central Station—Chicago, IL

Located adjacent to the city’s Museum Campus, and just minutes from the heart of Chicago's Loop, the 80 acre Central Station is a residential community with over 3,000 residential units completed and another 4,000 units in development. Central Station, a 14 million-square-foot development, is being developed in partnership with The Fogelson Companies.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Operating Information

Land Held for Divestiture

as of April 30, 2012

On January 31, 2012, our Board of Directors approved a strategic decision by our senior management to reposition or divest significant portions of our Land Development Group and is actively reviewing alternatives to do so. Below is a summary of land projects that are considered held for divestiture at April 30, 2012.

Location	Gross Acres	Saleable Acres	Option Acres
Mesa del Sol - Albuquerque, NM	3,009	1,645	5,731
Texas	2,709	1,469	—
North Carolina	1,217	992	—
Ohio	949	638	200
Arizona	656	482	—
Other	878	691	—

Total	9,418	5,917	5,931

Mesa del Sol – Albuquerque, NM

Mesa del Sol is a 20 square mile, mixed-use community on the south mesa of Albuquerque, N.M., five minutes from the Albuquerque International Airport. Mesa del Sol’s master plan calls for mixed-use development that will include 1,400 acres for industrial/commercial and office development use, 4,400 acres for residential and supporting retail use, 3,200 acres for open space and parks and 800 acres for schools and universities.

Three Stones – Prosper, TX

Three Stones is a master-planned community of 2,031 acres located in the growth corridor north of Dallas in the town of Prosper. The community is fully entitled and the plan includes approximately 3,090 single family lots, 600 units of attached housing, over 600 acres of parks and open space and 250 acres for commercial/retail use. A variety of single family lot sizes will be offered, as well as a complete amenity center. The development of Phase I is expected to be completed in late 2013.

Legacy Lakes – Aberdeen, NC

Legacy Lakes is a master-planned community located in the Pinehurst area. This community is surrounding the Nicklaus-designed Legacy Golf Course. Legacy Lakes is 406 acres and includes 718 residential lots. Of the 406 total acres, 265 are saleable acres and 21 acres have been sold to date.

San Antonio Portfolio – San Antonio, TX

Forest City owns four multi-phase communities and finished lots in one additional location in the San Antonio area, predominantly on the west side. As of April 30, 2012, over 1,300 of the total 2,563 lots have been sold. The remaining portfolio is comprised of 356 finished lots and 870 undeveloped “paper” lots. Our San Antonio communities serve several different price ranges, and all lots are under option contract to one of five different builders.

Timberlake – Oak Point (Dallas), TX

Timberlake is a planned community of approximately 250 acres located in Denton County, north of Dallas. Forest City entered into this project in 2011 through the formation of a new partnership with Taylor Duncan Interests, Inc. with Forest City providing capital for financing and development. The project is zoned for over 800 single family lots, and development of Phase I is expected to begin in 2012.

Tangerine Crossing – Tucson, AZ

Tangerine Crossing is a master-planned gated residential community with a major retail component on the exterior in a desirable region of the Tucson metropolitan area. This community includes open space, trails and recreation. Tangerine Crossing is 309 acres and includes 396 residential lots and a 25 acre retail center. As of April 30, 2012, 254 lots and the 25 commercial acres have been sold. Of the 309 total acres, 98 are saleable acres and 74 acres have been sold to date.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Common Stock Data (NYSE: FCE A and FCE B)

The following summarizes information related to the Company’s Class A and Class B Common Stock based on information reported by the New York Stock Exchange:

	Quarter Ended
	April 30, 2012	January 31, 2012	October 31, 2011	July 31, 2011	April 30, 2011
Class A Common Stock
Closing Price, end of quarter	$15.95	$13.13	$13.68	$18.01	$19.21
High Closing Price	$16.16	$14.00	$17.82	$19.24	$19.26
Low Closing Price	$13.19	$10.88	$9.76	$17.78	$17.30
Average Closing Price	$14.97	$12.32	$12.72	$18.55	$18.48
Total Volume	42,370,907	56,114,430	101,588,513	60,938,097	49,003,190
Average Volume	683,402	905,071	1,562,900	967,271	790,374
Common shares outstanding, end of quarter	148,501,425	148,227,849	148,192,446	148,162,038	144,653,100

Class B Common Stock
Closing Price, end of quarter	$15.87	$13.17	$13.57	$17.90	$18.99
High Closing Price	$16.12	$13.92	$17.77	$19.17	$19.26
Low Closing Price	$13.17	$10.85	$9.78	$17.66	$17.27
Average Closing Price	$14.95	$12.29	$12.71	$18.54	$18.46
Total Volume	41,208	75,255	46,562	58,335	38,821
Average Volume	665	1,214	716	926	626
Common shares outstanding, end of quarter	20,911,371	20,934,335	20,964,181	20,987,364	21,006,188
Common Equity Market Capitalization	$2,700,461,187	$2,221,936,849	$2,311,756,597	$3,044,072,120	$3,177,693,561

Quarterly dividends declared per common share Class A and Class B	$—	$—	$—	$—	$—

Financial Covenants

The Company’s bank revolving credit facility and indenture dated May 19, 2003 (“2003 Indenture”) contain certain restrictive financial covenants. A summary of the key financial covenants as defined in each agreement, all of which the Company is compliant with at April 30, 2012, follows:

	Requirement Per Agreement	As of April 30, 2012	As of January 31, 2012	As of October 31, 2011	As of July 31, 2011
	(dollars in thousands)
Credit Facility Financial Covenants
Debt Service Coverage Ratio	1.35x	1.89x	1.93x	1.92x	1.95x
Cash Flow Coverage Ratio	2.50x	3.57x	3.86x	3.94x	4.37x
Total Development Ratio	<17%	10.96%	10.64%	11.59%	10.99%
Minimum Consolidated Shareholders’ Equity, as defined	$2,320,175	$3,577,586	$3,505,097	$3,584,782	$3,586,466

2003 Indenture Financial Covenants (1)
Ratio of Consolidated EBITDA to Interest	>1.30x	1.76x	1.82x	1.84x	1.95x
Minimum Net Worth, as defined (2)	$1,002,072	$4,142,140	$4,061,179	$4,105,717	$4,100,853

(1)	Violation of these financial covenants alone would not automatically cause the notes issued under the 2003 Indenture to become due and payable, but would prevent the Company from incurring or permitting a subsidiary from incurring additional debt, as defined in the 2003 Indenture, unless otherwise permitted by the 2003 Indenture.
(2)	Represents the minimum net worth, as defined requirement at April 30, 2012. This requirement fluctuates each quarter based on actual financial results of each applicable period.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Debt for Projects under Construction and Development

We use nonrecourse mortgage debt and nonrecourse notes payable for the financing of our projects under construction and development. We draw on these financings to partially fund the cost incurred with the development of our real estate. As of April 30, 2012, the amounts outstanding compared to the total commitment under the financings are as follows:

	Full Consolidation (GAAP)	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation (Non-GAAP)
	(in thousands)
Outstanding
Fixed	$536,584	$236,171	$887	$301,300
Variable
Taxable	299,282	148	10,565	309,699
Tax-Exempt	—	—	5,211	5,211

Total outstanding on projects under construction and development (1)	$835,866	$236,319	$16,663	$616,210

Commitment
Fixed	$839,432	$401,463	$887	$438,856
Variable
Taxable	395,116	1,139	10,565	404,542
Tax-Exempt	—	—	5,211	5,211

Total commitment	$1,234,548	$402,602	$16,663	$848,609

(1)	Proceeds from outstanding debt of $2,715 and $5,581, at full and pro-rata consolidation, respectively, described above are recorded as restricted cash and escrowed funds in our Consolidated Balance Sheet. For bonds issued in conjunction with development, the full amount of the bonds is issued at the beginning of construction and must remain in escrow until costs are incurred.

Nonrecourse Debt

Our primary capital strategy seeks to isolate the operating and financial risk at the property level to maximize returns and reduce risk on and of our equity capital. As such, substantially all of our operating and development properties are separately encumbered with nonrecourse mortgage debt which in some limited circumstances is supplemented by nonrecourse notes payable (collectively “nonrecourse debt”).

We use taxable and tax-exempt nonrecourse debt for our real estate projects. For real estate projects financed with tax-exempt debt, we generally utilize variable-rate debt. For construction loans, we generally pursue variable-rate financings with maturities ranging from two to five years. For those real estate projects financed with taxable debt, we generally seek long-term, fixed-rate financing for those operating projects whose loans mature or are projected to open and achieve stabilized operations. The availability of nonrecourse mortgage capital is improving, especially in strong markets, but is still not at the levels before the economic downturn. For those assets that cannot be refinanced at attractive terms, we attempt to extend the maturities with existing lenders.

We are actively working to refinance and/or extend the maturities of the nonrecourse debt that are coming due in the next 24 months. During the three months ended April 30, 2012, we completed the following financings:

Purpose of Financing	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
	(in thousands)
Refinancings	$73,000	$—	$10,829	$83,829
Construction and development projects (1)	18,380	—	—	18,380
Loan extensions/additional fundings	57,830	862	24,700	81,668

	$149,210	$862	$35,529	$183,877

(1)	Represents the full amount available to be drawn on the loans.

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands)

As of April 30, 2012

	Period Ending January 31, 2013				Fiscal Year Ending January 31, 2014
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation
Fixed:
Fixed-rate debt	$280,987	$17,074	$64,118	$328,031	$605,454	$78,317	$142,330	$669,467
Weighted average rate	5.96%	7.09%	6.23%	5.95%	6.49%	9.90%	6.32%	6.05%
Variable:
Variable-rate debt	925,943	—	99,319	1,025,262	66,392	1,869	50,866	115,389
Weighted average rate	3.17%	—%	3.92%	3.25%	5.39%	5.76%	3.14%	4.39%

Tax-Exempt	239	24	2,480	2,695	91,055	26	53,040	144,069
Weighted average rate	1.75%	1.74%	1.62%	1.63%	2.75%	1.72%	2.96%	2.83%
Total variable-rate debt	926,182	24	101,799	1,027,957	157,447	1,895	103,906	259,458
Total Nonrecourse Debt	$1,207,169	$17,098	$165,917	$1,355,988	$762,901	$80,212	$246,236	$928,925
Weighted Average Rate	3.82%	7.09%	4.77%	3.90%	5.95%	9.80%	4.94%	5.35%

	Fiscal Year Ending January 31, 2015				Fiscal Year Ending January 31, 2016
			Plus				Plus
		Less	Unconsolidated			Less	Unconsolidated
	Full	Noncontrolling	Investments at	Pro-Rata	Full	Noncontrolling	Investments at	Pro-Rata
	Consolidation	Interest	Pro-Rata	Consolidation	Consolidation	Interest	Pro-Rata	Consolidation
Fixed:
Fixed-rate debt	$291,188	$34,041	$242,658	$499,805	$346,108	$29,186	$122,682	$439,604
Weighted average rate	6.06%	5.93%	5.51%	5.81%	5.59%	5.83%	5.30%	5.49%
Variable:
Variable-rate debt	28,479	314	30,460	58,625	—	—	31,715	31,715
Weighted average rate	3.82%	2.74%	4.26%	4.06%	—%	—%	2.22%	2.22%

Tax-Exempt	272	27	—	245	290	29	—	261
Weighted average rate	1.75%	1.76%	—%	1.75%	1.75%	1.75%	—%	1.75%
Total variable-rate debt	28,751	341	30,460	58,870	290	29	31,715	31,976
Total Nonrecourse Debt	$319,939	$34,382	$273,118	$558,675	$346,398	$29,215	$154,397	$471,580
Weighted Average Rate	5.86%	5.90%	5.37%	5.62%	5.59%	5.83%	4.67%	5.27%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Scheduled Maturities Table: Nonrecourse Debt (dollars in thousands) (continued)

As of April 30, 2012

	Fiscal Year Ending January 31, 2017				Thereafter
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$420,327	$6,544	$89,802	$503,585	$1,639,829	$222,812	$806,617	$2,223,634
Weighted average rate	5.77%	6.01%	6.48%	5.89%	5.18%	6.20%	5.59%	5.23%

Variable:
Variable-rate debt	—	—	182,378	182,378	648,324	3,335	112,217	757,206
Weighted average rate	—%	—%	2.38%	2.38%	6.50%	3.25%	3.97%	6.14%

Tax-Exempt .	309	31	103,989	104,267	344,680	9,728	165,176	500,128
Weighted average rate	1.75%	1.74%	2.47	2.47%	1.35%	0.94%	1.59%	1.44%
Total variable-rate debt	309	31	286,367	286,645	993,004	13,063	277,393	1,257,334
Total Nonrecourse Debt	$420,636	$6,575	$376,169	$790,230	$2,632,833	$235,875	$1,084,010	$3,480,968
Weighted Average Rate	5.77%	5.99%	3.38%	4.63%	5.01%	5.95%	4.81%	4.88%

	Total
	Full Consolidation	Less Noncontrolling Interest	Plus Unconsolidated Investments at Pro-Rata	Pro-Rata Consolidation
Fixed:
Fixed-rate debt	$3,583,893	$387,974	$1,468,207	$4,664,126
Weighted average rate	5.64%	6.93%	5.71%	5.56%

Variable:
Variable-rate debt	1,669,138	5,518	506,955	2,170,575
Weighted average rate	4.57%	4.07%	3.21%	4.25%

Tax-Exempt	436,845	9,865	324,685	751,665
Weighted average rate	1.64%	0.95%	2.09%	1.85%
Total variable-rate debt	2,105,983	15,383	831,640	2,922,240
Total Nonrecourse Debt	$5,689,876	$403,357	$2,299,847	$7,586,366
Weighted Average Rate	5.02%	6.75%	4.65%	4.82%

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands)

	Commercial Group 2012					Commercial Group 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$219,191	$7,070	$57,944	$292	$270,357	$242,586	$10,799	$44,504	$9,252	$285,543
Exclude straight-line rent adjustment	(5,706)	—	—	(3)	(5,709)	(3,325)	—	—	(336)	(3,661)

Adjusted revenues	213,485	7,070	57,944	289	264,648	239,261	10,799	44,504	8,916	281,882
Add interest and other income	3,799	103	33	—	3,729	6,741	(511)	29	—	7,281
Add equity in earnings (loss) of unconsolidated entities	6,398	—	(6,398)	—	—	2,922	(1)	(2,923)	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	10,985	—	(10,985)	—	—	8,669	—	(8,669)	—	—
Exclude interest expense of unconsolidated entities	16,533	—	(16,533)	—	—	13,852	—	(13,852)	—	—

Adjusted total income	251,200	7,173	24,061	289	268,377	271,445	10,287	19,089	8,916	289,163
Operating expenses	97,504	4,700	24,061	141	117,006	100,060	6,257	19,089	6,679	119,571
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	177	—	—	—	177	195	—	—	—	195
Exclude straight-line rent adjustment	(792)	—	—	—	(792)	(1,274)	—	—	—	(1,274)
Exclude preference payment	—	—	—	—	—	(585)	—	—	—	(585)

Adjusted operating expenses	96,889	4,700	24,061	141	116,391	98,396	6,257	19,089	6,679	117,907
Net operating income	154,311	2,473	—	148	151,986	173,049	4,030	—	2,237	171,256
Interest expense	(38,822)	(2,223)	(16,533)	(97)	(53,229)	(45,224)	(3,227)	(13,852)	(1,236)	(57,085)
Interest expense of unconsolidated entities	(16,533)	—	16,533	—	—	(13,852)	—	13,852	—	—
Loss on early extinguishment of debt	(719)	(188)	—	—	(531)	(296)	(4)	—	—	(292)
Noncontrolling interest in earnings before depreciation and amortization	(62)	(62)	—	—	—	(799)	(799)	—	—	—
Allowance for projects under development revision	—	—	—	—	—	1,400	—	—	—	1,400
Pre-tax EBDT from discontinued operations	51	—	—	(51)	—	1,001	—	—	(1,001)	—

Pre-Tax EBDT	98,226	—	—	—	98,226	115,279	—	—	—	115,279
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$98,226	$—	$—	$—	$98,226	$115,279	$—	$—	$—	$115,279

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$98,226	$—	$—	$—	$98,226	$115,279	$—	$—	$—	$115,279
Depreciation and amortization - Real Estate Groups	(49,178)	—	—	—	(49,178)	(48,804)	—	—	(1,626)	(50,430)
Amortization of mortgage procurement costs - Real Estate Groups	(2,839)	—	—	—	(2,839)	(2,469)	—	—	(262)	(2,731)
Straight-line rent adjustment	4,914	—	—	3	4,917	2,051	—	—	336	2,387
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	7,914	7,914	9,561	—	—	10,038	19,599
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	(1,381)	—	—	—	(1,381)	(3,435)	—	—	—	(3,435)
Allowance for projects under development revision	—	—	—	—	—	(1,400)	—	—	—	(1,400)
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	(1,626)	—	—	1,626	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	(262)	—	—	262	—
Straight-line rent adjustment	3	—	—	(3)	—	336	—	—	(336)	—
Gain on disposition of rental properties	7,914	—	—	(7,914)	—	10,038	—	—	(10,038)	—

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$57,659	$—	$—	$—	$57,659	$78,684	$—	$—	$—	$78,684

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands) (continued)

	Residential Group 2012					Residential Group 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$65,305	$4,589	$41,669	$—	$102,385	$53,504	$1,048	$35,783	$—	$88,239
Exclude straight-line rent adjustment	82	—	—	—	82	226	—	—	—	226

Adjusted revenues	65,387	4,589	41,669	—	102,467	53,730	1,048	35,783	—	88,465
Add interest and other income	4,475	141	176	—	4,510	5,876	142	148	—	5,882
Add equity in earnings (loss) of unconsolidated entities	4,170	30	(3,949)	—	191	17,032	49	(16,705)	—	278
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(12,567)	—	12,567	—	—
Exclude depreciation and amortization of unconsolidated entities	8,990	—	(8,990)	—	—	5,556	—	(5,556)	—	—
Exclude interest expense of unconsolidated entities	9,735	—	(9,735)	—	—	9,106	—	(9,106)	—	—

Adjusted total income	92,757	4,760	19,171	—	107,168	78,733	1,239	17,131	—	94,625
Operating expenses	44,939	3,576	19,171	—	60,534	36,777	539	17,131	—	53,369
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	100	—	—	—	100	123	—	—	—	123
Exclude straight-line rent adjustment	—	—	—	—	—	63	—	—	—	63
Exclude preference payment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	45,039	3,576	19,171	—	60,634	36,963	539	17,131	—	53,555
Net operating income	47,718	1,184	—	—	46,534	41,770	700	—	—	41,070
Interest expense	(4,348)	(328)	(9,735)	—	(13,755)	(6,214)	(501)	(9,106)	—	(14,819)
Interest expense of unconsolidated entities	(9,735)	—	9,735	—	—	(9,106)	—	9,106	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in earnings before depreciation and amortization	(856)	(856)	—	—	—	(199)	(199)	—	—	—
Allowance for projects under development revision	—	—	—	—	—	600	—	—	—	600
Pre-tax EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Pre-Tax EBDT	32,779	—	—	—	32,779	26,851	—	—	—	26,851
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$32,779	$—	$—	$—	$32,779	$26,851	$—	$—	$—	$26,851

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$32,779	$—	$—	$—	$32,779	$26,851	$—	$—	$—	$26,851
Depreciation and amortization - Real Estate Groups	(21,131)	—	—	—	(21,131)	(18,313)	—	—	—	(18,313)
Amortization of mortgage procurement costs - Real Estate Groups	(758)	—	—	—	(758)	(840)	—	—	—	(840)
Straight-line rent adjustment	(82)	—	—	—	(82)	(163)	—	—	—	(163)
Preference payment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	12,567	—	12,567
Gain on disposition of unconsolidated entities	—	—	—	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Allowance for projects under development revision	—	—	—	—	—	(600)	—	—	—	(600)
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$10,808	$—	$—	$—	$10,808	$19,502	$—	$—	$—	$19,502

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands) (continued)

	Land Development Group 2012					Land Development Group 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$12,156	$902	$1,951	$—	$13,205	$8,090	$651	$2,427	$—	$9,866
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted revenues	12,156	902	1,951	—	13,205	8,090	651	2,427	—	9,866
Add interest and other income	2,360	222	1	—	2,139	2,841	229	(60)	—	2,552
Add equity in earnings (loss) of unconsolidated entities	163	—	87	—	250	344	—	(671)	—	(327)
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	23	—	(23)	—	—	83	—	(83)	—	—
Exclude interest expense of unconsolidated entities	64	—	(64)	—	—	149	—	(149)	—	—

Adjusted total income	14,766	1,124	1,952	—	15,594	11,507	880	1,464	—	12,091
Operating expenses	11,677	781	1,952	—	12,848	9,225	604	1,464	—	10,085
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	14	—	—	—	14	31	—	—	—	31
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	11,691	781	1,952	—	12,862	9,256	604	1,464	—	10,116
Net operating income	3,075	343	—	—	2,732	2,251	276	—	—	1,975
Interest expense	(1,751)	(173)	(64)	—	(1,642)	(824)	(104)	(149)	—	(869)
Interest expense of unconsolidated entities	(64)	—	64	—	—	(149)	—	149	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in earnings before depreciation and amortization	(170)	(170)	—	—	—	(172)	(172)	—	—	—
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Pre-tax EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Pre-Tax EBDT	1,090	—	—	—	1,090	1,106	—	—	—	1,106
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,090	$—	$—	$—	$1,090	$1,106	$—	$—	$—	$1,106

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$1,090	$—	$—	$—	$1,090	$1,106	$—	$—	$—	$1,106
Depreciation and amortization - Real Estate Groups	(108)	—	—	—	(108)	(86)	—	—	—	(86)
Amortization of mortgage procurement costs - Real Estate Groups	(26)	—	—	—	(26)	(61)	—	—	—	(61)
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	(1,400)	—	—	—	(1,400)
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$956	$—	$—	$—	$956	$(441)	$—	$—	$—	$(441)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands) (continued)

	The Nets 2012					The Nets 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	—	—	—	—	—	—	—	—	—	—
Add equity in earnings (loss) of unconsolidated entities	(6,958)	—	—	—	(6,958)	(304)	—	—	—	(304)
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—

Adjusted total income	(6,958)	—	—	—	(6,958)	(304)	—	—	—	(304)
Operating expenses	—	—	—	—	—	—	—	—	—	—
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	—	—	—	—	—	—	—	—	—	—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	—	—	—	—	—	—	—	—	—	—
Net operating income	(6,958)	—	—	—	(6,958)	(304)	—	—	—	(304)
Interest expense	—	—	—	—	—	—	—	—	—	—
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in earnings before depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Pre-tax EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Pre-Tax EBDT	(6,958)	—	—	—	(6,958)	(304)	—	—	—	(304)
Income tax expense (benefit)	—	—	—	—	—	—	—	—	—	—

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(6,958)	$—	$—	$—	$(6,958)	$(304)	$—	$—	$—	$(304)

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(6,958)	$—	$—	$—	$(6,958)	$(304)	$—	$—	$—	$(304)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(6,958)	$—	$—	$—	$(6,958)	$(304)	$—	$—	$—	$(304)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands) (continued)

	Corporate Activities 2012					Corporate Activities 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—

Adjusted revenues	—	—	—	—	—	—	—	—	—	—
Add interest and other income	45	—	—	—	45	49	—	—	—	49
Add equity in earnings (loss) of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude depreciation and amortization of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Exclude interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—

Adjusted total income	45	—	—	—	45	49	—	—	—	49
Operating expenses	12,731	—	—	—	12,731	14,627	—	—	—	14,627
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	329	—	—	—	329	353	—	—	—	353
Exclude straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Exclude preference payment	—	—	—	—	—	—	—	—	—	—

Adjusted operating expenses	13,060	—	—	—	13,060	14,980	—	—	—	14,980
Net operating income	(13,015)	—	—	—	(13,015)	(14,931)	—	—	—	(14,931)
Interest expense	(13,595)	—	—	—	(13,595)	(13,919)	—	—	—	(13,919)
Interest expense of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Loss on early extinguishment of debt	—	—	—	—	—	—	—	—	—	—
Noncontrolling interest in earnings before depreciation and amortization	—	—	—	—	—	—	—	—	—	—
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Pre-tax EBDT from discontinued operations	—	—	—	—	—	—	—	—	—	—

Pre-Tax EBDT	(26,610)	—	—	—	(26,610)	(28,850)	—	—	—	(28,850)
Income tax expense (benefit)	(3,905)	—	—	—	(3,905)	(13,294)	—	—	—	(13,294)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$(22,705)	$—	$—	$—	$(22,705)	$(15,556)	$—	$—	$—	$(15,556)

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$(22,705)	$—	$—	$—	$(22,705)	$(15,556)	$—	$—	$—	$(15,556)
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Preference payment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	—	—	—	—	—	—	—
Gain on disposition of unconsolidated entities	—	—	—	—	—	—	—	—	—	—
Impairment of consolidated real estate	—	—	—	—	—	—	—	—	—	—
Allowance for projects under development revision	—	—	—	—	—	—	—	—	—	—
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	—	—	—	—	—
Straight-line rent adjustment	—	—	—	—	—	—	—	—	—	—
Gain on disposition of rental properties	—	—	—	—	—	—	—	—	—	—
Tax expense:
Deferred taxes	(11,463)	—	—	—	(11,463)	(4,037)	—	—	—	(4,037)
Gain on disposition of rental properties and partial interest in rental properties	(5,545)	—	—	—	(5,545)	(31,505)	—	—	—	(31,505)

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$(39,713)	$—	$—	$—	$(39,713)	$(51,098)	$—	$—	$—	$(51,098)

Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)

Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$(43,563)	$—	$—	$—	$(43,563)	$(54,948)	$—	$—	$—	$(54,948)

Forest City Enterprises, Inc. and Subsidiaries

Supplemental Financial Information

Summary of Earnings Before Depreciation, Amortization and Deferred Taxes (EBDT) — Three Months Ended April 30, 2012 and 2011 (in thousands) (continued)

	Total 2012					Total 2011
			Plus					Plus
	Full	Less	Unconsolidated	Plus	Pro-Rata	Full	Less	Unconsolidated	Plus	Pro-Rata
	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation	Consolidation	Noncontrolling	Investments at	Discontinued	Consolidation
	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)	(GAAP)	Interest	Pro-Rata	Operations	(Non-GAAP)
Revenues from real estate operations	$296,652	$12,561	$101,564	$292	$385,947	$304,180	$12,498	$82,714	$9,252	$383,648
Exclude straight-line rent adjustment	(5,624)	—	—	(3)	(5,627)	(3,099)	—	—	(336)	(3,435)

Adjusted revenues	291,028	12,561	101,564	289	380,320	301,081	12,498	82,714	8,916	380,213
Add interest and other income	10,679	466	210	—	10,423	15,507	(140)	117	—	15,764
Add equity in earnings (loss) of unconsolidated entities	3,773	30	(10,260)	—	(6,517)	19,994	48	(20,299)	—	(353)
Exclude gain on disposition of unconsolidated entities	—	—	—	—	—	(12,567)	—	12,567	—	—
Exclude depreciation and amortization of unconsolidated entities	19,998	—	(19,998)	—	—	14,308	—	(14,308)	—	—
Exclude interest expense of unconsolidated entities	26,332	—	(26,332)	—	—	23,107	—	(23,107)	—	—

Adjusted total income	351,810	13,057	45,184	289	384,226	361,430	12,406	37,684	8,916	395,624
Operating expenses	166,851	9,057	45,184	141	203,119	160,689	7,400	37,684	6,679	197,652
Non-Real Estate depreciation and amortization and amortization of mortgage procurement costs	620	—	—	—	620	702	—	—	—	702
Exclude straight-line rent adjustment	(792)	—	—	—	(792)	(1,211)	—	—	—	(1,211)
Exclude preference payment	—	—	—	—	—	(585)	—	—	—	(585)

Adjusted operating expenses	166,679	9,057	45,184	141	202,947	159,595	7,400	37,684	6,679	196,558
Net operating income	185,131	4,000	—	148	181,279	201,835	5,006	—	2,237	199,066
Interest expense	(58,516)	(2,724)	(26,332)	(97)	(82,221)	(66,181)	(3,832)	(23,107)	(1,236)	(86,692)
Interest expense of unconsolidated entities	(26,332)	—	26,332	—	—	(23,107)	—	23,107	—	—
Loss on early extinguishment of debt	(719)	(188)	—	—	(531)	(296)	(4)	—	—	(292)
Noncontrolling interest in earnings before depreciation and amortization	(1,088)	(1,088)	—	—	—	(1,170)	(1,170)	—	—	—
Allowance for projects under development revision	—	—	—	—	—	2,000	—	—	—	2,000
Pre-tax EBDT from discontinued operations	51	—	—	(51)	—	1,001	—	—	(1,001)	—

Pre-Tax EBDT	98,527	—	—	—	98,527	114,082	—	—	—	114,082
Income tax expense (benefit)	(3,905)	—	—	—	(3,905)	(13,294)	—	—	—	(13,294)

Earnings before depreciation, amortization and deferred taxes (EBDT)	$102,432	$—	$—	$—	$102,432	$127,376	$—	$—	$—	$127,376

Reconciliation to net earnings (loss):
Earnings before depreciation, amortization and deferred taxes (EBDT)	$102,432	$—	$—	$—	$102,432	$127,376	$—	$—	$—	$127,376
Depreciation and amortization - Real Estate Groups	(70,417)	—	—	—	(70,417)	(67,203)	—	—	(1,626)	(68,829)
Amortization of mortgage procurement costs - Real Estate Groups	(3,623)	—	—	—	(3,623)	(3,370)	—	—	(262)	(3,632)
Straight-line rent adjustment	4,832	—	—	3	4,835	1,888	—	—	336	2,224
Preference payment	—	—	—	—	—	(585)	—	—	—	(585)
Gain on disposition of rental properties and partial interests in rental properties, net of noncontrolling interest	—	—	—	7,914	7,914	9,561	—	12,567	10,038	32,166
Gain on disposition of unconsolidated entities	—	—	—	—	—	12,567	—	(12,567)	—	—
Impairment of consolidated real estate	(1,381)	—	—	—	(1,381)	(4,835)	—	—	—	(4,835)
Allowance for projects under development revision	—	—	—	—	—	(2,000)	—	—	—	(2,000)
Discontinued operations:
Depreciation and amortization - Real Estate Groups	—	—	—	—	—	(1,626)	—	—	1,626	—
Amortization of mortgage procurement costs - Real Estate Groups	—	—	—	—	—	(262)	—	—	262	—
Straight-line rent adjustment	3	—	—	(3)	—	336	—	—	(336)	—
Gain on disposition of rental properties	7,914	—	—	(7,914)	—	10,038	—	—	(10,038)	—
Tax expense:
Deferred taxes	(11,463)	—	—	—	(11,463)	(4,037)	—	—	—	(4,037)
Gain on disposition of rental properties and partial interest in rental properties	(5,545)	—	—	—	(5,545)	(31,505)	—	—	—	(31,505)

Net earnings (loss) attributable to Forest City Enterprises, Inc.	$22,752	$—	$—	$—	$22,752	$46,343	$—	$—	$—	$46,343

Preferred dividends	(3,850)	—	—	—	(3,850)	(3,850)	—	—	—	(3,850)

Net earnings (loss) attributable to Forest City Enterprises, Inc. common shareholders	$18,902	$—	$—	$—	$18,902	$42,493	$—	$—	$—	$42,493